UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☑
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Park National Corporation

 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY COPY - SUBJECT TO COMPLETION
Dated February 16, 2011

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Monday, April 18, 2011

Dear Fellow Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Park National Corporation (“Park”) will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 18, 2011, at 2:00 p.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect five directors, each to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2014.

2.	To approve, in a non-binding advisory vote, the compensation of Park’s executive officers as disclosed in the accompanying proxy statement for the Annual Meeting.

3.
To consider and vote upon a proposal to adopt an amendment to Article SIXTH of Park’s Articles of Incorporation in order to provide that Park’s shareholders do not have preemptive rights, as described in the accompanying proxy statement for the Annual Meeting.

4.	To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of Park for the fiscal year ending December 31, 2011.

5.
To transact any other business which properly comes before the Annual Meeting or any adjournment thereof.  Park’s Board of Directors is not aware of any other business to come before the Annual Meeting.

If you were a holder of record of common shares of Park at the close of business on February 25, 2011, you will be entitled to vote in person or by proxy at the Annual Meeting.

You are cordially invited to attend the Annual Meeting.  Your vote is important, regardless of the number of common shares you own.  Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented.  Please complete, sign, date and return your proxy card in the postage-paid envelope provided as promptly as possible.  Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions electronically via the Internet or by telephone.  Returning the proxy card or transmitting your voting instructions electronically does not deprive you of your right to attend the 2011 Annual Meeting and to vote your common shares in person in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

March 9, 2011	DAVID L. TRAUTMAN
President and Secretary

To obtain directions to attend the 2011 Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Renae Buchanan at (740) 349-0428.

TABLE OF CONTENTS

GENERAL INFORMATION	1
Availability of Proxy Materials	1
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address	1
VOTING INFORMATION	2
Who can vote at the Annual Meeting?	2
How do I vote?	2
How will my common shares be voted?	3
What if my common shares are held through the Park National Corporation Employees Stock Ownership Plan?	4
Can the proxy materials be accessed electronically?	4
How do I change or revoke my proxy?	4
If I vote in advance, can I still attend the Annual Meeting?	5
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?	5
Routine and Non-Routine Proposals	5
Vote Required with Respect to the Proposals	5
Who pays the cost of proxy solicitation?	6
Who should I call if I have questions concerning this proxy solicitation and the proposals to be considered at the Annual Meeting?	7
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS	7
CONSOLIDATION OF OHIO BANKING OPERATIONS	7
PARTICIPATION IN CAPITAL PURCHASE PROGRAM	8
PROPOSAL 1 – ELECTION OF DIRECTORS	8
Recommendation and Vote Required	14
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES	14
Section 16(a) Beneficial Ownership Reporting Compliance	17
CORPORATE GOVERNANCE	18
Code of Business Conduct and Ethics	18
Park Improvement Line	18
Independence of Directors	18
Risk Management Oversight	20
Nominating Procedures	20
Communications with the Board of Directors	22
Transactions with Related Persons	22
Policies and Procedures with Respect to Related Person Transactions	22
Transactions Involving Subordinated Notes	23
Banking Transactions	24
BOARD OF DIRECTORS STRUCTURE AND MEETINGS	24
Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders	24
Board Leadership	25
Committees of the Board	25
Audit Committee	25
Compensation Committee	27
Executive Committee	29
Investment Committee	29
Nominating Committee	29
Risk Committee	30
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	30
EXECUTIVE OFFICERS	31
PROPOSAL 2 – NON-BINDING ADVISORY VOTE ON COMPENSATION OF PARK’S EXECUTIVE OFFICERS	33
Recommendation and Vote Required	33

i

EXECUTIVE COMPENSATION	34
Compensation Discussion and Analysis	34
Executive Summary	34
Compensation Philosophy and Objectives	35
Process Used to Set Compensation for 2010	35
Factors Influencing Compensation in 2010	38
Elements of Compensation for 2010	40
Other Compensation Policies	43
Annual Bonus Pool for 2010	44
Incentive Compensation Plan for 2010 and 2011	44
Conclusion	45
Compensation Committee Report	45
Risk Analysis	45
Earnings Analysis	46
Summary Compensation Table	47
Grants of Plan-Based Awards	51
Outstanding Incentive Stock Options at Fiscal Year-End	51
Exercises of Incentive Stock Options	51
Post-Employment Payments and Benefits	51
Pension and Supplemental Benefits	51
Potential Payouts upon Termination of Employment or Change in Control	55
Supplemental Executive Retirement Benefits	55
Other Potential Payouts	55
DIRECTOR COMPENSATION	57
Annual Retainers and Meeting Fees	57
Split-Dollar Life Insurance Policies	57
Change in Control Payments	58
Other Compensation	58
Director Compensation for 2010	59
PROPOSAL 3 – AMENDMENT TO ARTICLE SIXTH OF PARK’S ARTICLES OF INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS	62
Description of Preemptive Rights and Purpose of the Proposed Amendment	62
Proposed Amendment	63
Recommendation and Vote Required	64
PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64
Recommendation and Vote Required	64
AUDIT COMMITTEE MATTERS	65
Report of the Audit Committee for the Fiscal Year Ended December 31, 2010	65
Role of the Audit Committee, Independent Registered Public Accounting Firm and Management	65
Management’s Representations and Audit Committee Recommendation	66
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm	67
Fees of Independent Registered Public Accounting Firm	67
Audit Fees	67
Audit-Related Fees	67
Tax Fees	67
All Other Fees	68
SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING	68
FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT	68
OTHER MATTERS	69

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PRELIMINARY COPY - SUBJECT TO COMPLETION
Dated February 16, 2011

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio  43058-3500
(740) 349-8451
www.parknationalcorp.com

PROXY STATEMENT
Dated March 9, 2011

ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 18, 2011

GENERAL INFORMATION

We are furnishing this proxy statement and the accompanying proxy card to you as a shareholder of  Park National Corporation (“Park”) in connection with the solicitation of proxies by Park’s Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Monday, April 18, 2011, at 2:00 p.m., Eastern Daylight Saving Time, or at any adjournment thereof.  The Annual Meeting will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055.  This proxy statement summarizes information that you will need in order to vote.

Availability of Proxy Materials

On or about March 9, 2011, this proxy statement and the accompanying proxy card were first mailed or delivered electronically to the shareholders entitled to vote their common shares at the Annual Meeting.  The common shares are the only shares of Park’s capital stock entitled to vote at the Annual Meeting.  Park’s 2010 Annual Report was also mailed or delivered to shareholders with this proxy statement.  Audited consolidated financial statements for Park and our subsidiaries for the fiscal year ended December 31, 2010 (the “2010 fiscal year”) are included in Park’s 2010 Annual Report.

Additional copies of Park’s 2010 Annual Report and copies of Park’s Annual Report on Form 10-K for the 2010 fiscal year may be obtained at www.proxyvote.com or www.parknationalcorp.com.  Or, you can obtain paper copies, without charge, by sending a written request to:  David L. Trautman, President and Secretary, Park National Corporation, 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.

Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address

Periodically, Park provides each registered holder of common shares at a shared address, not previously notified, with a separate notice of Park’s intention to household proxy materials.  The record holder notifies beneficial shareholders (those who hold common shares through a broker, a financial institution or another record holder) of the householding process.  Only one copy of this proxy statement, the notice of the Annual Meeting and Park’s 2010 Annual Report is being delivered to previously notified multiple registered holders of common shares who share an address unless Park has received contrary instructions from one or more of the registered holders of common shares.  A separate proxy card is being included for each account at the shared address.

Registered holders of common shares who share an address and would like to receive a separate copy of Park’s 2010 Annual Report, a separate notice of the Annual Meeting and/or a separate proxy statement for the Annual Meeting, or who have questions regarding the householding process, may contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention:  Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270.  Promptly upon request, a separate copy of Park’s 2010 Annual Report, a separate notice of the Annual Meeting and/or a separate copy of the proxy statement for the Annual Meeting will be sent.  By contacting the First-Knox National Bank Division, registered holders of common shares sharing an address can also:  (i) notify Park that the registered shareholders wish to receive separate annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future; or (ii) request delivery of a single copy of annual reports to shareholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if they are receiving multiple copies.

Beneficial holders of common shares should contact their brokers, financial institutions or other record holders for specific information about the householding process as it applies to their accounts.

VOTING INFORMATION

Who can vote at the Annual Meeting?

Only holders of common shares of record at the close of business on February 25, 2011 are entitled to receive notice of and to vote at the Annual Meeting.  At the close of business on February 25, 2011, there were 15,398,931 common shares outstanding and entitled to vote.  The common shares are the only shares of Park’s capital stock entitled to vote at the Annual Meeting.

Each holder of common shares is entitled to one vote for each common share held on February 25, 2011.  A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify the President and Secretary of Park in writing before 2:00 p.m., Eastern Daylight Saving Time, on April 16, 2011.  If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares you own, and will be entitled to distribute your votes among the candidates for election as directors as you see fit.

How do I vote?

Your common shares may be voted by one of the following methods:

•	by traditional paper proxy card;

•	by submitting voting instructions via the Web site identified on your proxy card;

•	by submitting voting instructions via the Web site identified in the e-mail sent to you if you registered for electronic delivery of proxy materials for the Annual Meeting;

•	by submitting voting instructions by telephone; or

•	in person at the Annual Meeting.

Submitting Voting Instructions via the Internet or by Telephone.  If you are a shareholder of record (that is, if your common shares are registered with Park in your own name), you may submit voting instructions via the Internet or by telephone, by following the instructions stated on your proxy card.  If you have registered for electronic delivery of proxy materials for the Annual Meeting, you may submit voting instructions via the Internet by following the instructions stated in the e-mail delivering the proxy materials to you.  If your common shares are registered in the name of a broker, a financial institution or another nominee (i.e., your hold your common shares in “street name”), your nominee may be participating in a program that allows you to submit voting instructions via the Internet or by telephone.  If so, the voting form your nominee sent you will provide instructions for submitting your voting instructions via the Internet or by telephone.  The last-dated proxy or voting instructions you submit (by any means) will supersede any previously submitted proxy or voting instructions.  Also, if you submit voting instructions via the Internet or by telephone and later decide to attend the Annual Meeting, you may revoke your previously submitted voting instructions and vote in person at the Annual Meeting.

The deadline for submitting voting instructions via the Internet or by telephone as a shareholder of record is 11:59 p.m., Eastern Daylight Saving Time, on April 17, 2011.  For shareholders whose common shares are registered in the name of a broker, a financial institution or another nominee, please consult the instructions provided by your nominee for information about the deadline for submitting voting instructions via the Internet or by telephone.

Voting in Person.  If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If you hold your common shares in “street name” through a broker, a financial institution or another nominee, then that nominee is considered the shareholder of record for voting purposes and will give you instructions for voting your common shares.  As a beneficial owner, you have the right to direct that nominee how to vote the common shares held in your account.  Your nominee may only vote the common shares of Park that your nominee holds for you in accordance with your instructions.  If you have instructed a broker, a financial institution or another nominee to vote your common shares, the above-described options for revoking your proxy do not apply and instead you must follow the instructions provided by your nominee to change your vote.

If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such nominee.  The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 25, 2011, the record date for voting at the Annual Meeting.

How will my common shares be voted?

Those common shares represented by a properly executed proxy card that is received prior to the Annual Meeting or by properly authenticated Internet or telephone voting instructions that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy.  If you submit a valid proxy card prior to the Annual Meeting, or timely submit your voting instructions via the Internet or by telephone, but do not complete the voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

•	“FOR” the election as Park directors of the nominees identified below under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS”;

•	“FOR” the approval, in a non-binding advisory vote, of the compensation of Park’s executive officers as disclosed in this proxy statement;

•	“FOR” the adoption of the amendment to Article SIXTH of Park’s Articles of Incorporation to eliminate preemptive rights as described in this proxy statement; and

•	“FOR” the ratification of the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.

What if my common shares are held through the Park National Corporation Employees Stock Ownership Plan?

If you participate in the Park National Corporation Employees Stock Ownership Plan (the “Park KSOP”) and common shares have been allocated to your account in the Park KSOP, you will be entitled to instruct the trustee of the Park KSOP, confidentially, how to vote those common shares.  If you were automatically enrolled by Park, or elected to enroll, in the electronic delivery service available to certain participants in the Park KSOP, instead of receiving paper copies of our 2010 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting in the mail, these documents will be made available via your Park e-mail account at the same time as paper copies are sent to the other Park shareholders.  If you are enrolled in this electronic delivery service and wish to receive paper copies of our 2010 Annual Report, this proxy statement and the proxy card applicable to the Annual Meeting, please contact Park’s transfer agent and registrar, The Park National Bank, c/o First-Knox National Bank Division, by calling (800) 837-5266, ext. 5208, or forwarding a written request addressed to the First-Knox National Bank Division, Attention:  Debbie Daniels, P.O. Box 1270, One South Main Street, Mount Vernon, Ohio 43050-1270.

If you are a participant in the Park KSOP and give no voting instructions to the trustee of the Park KSOP with respect to the matters to be considered at the Annual Meeting, the trustee will vote the common shares allocated to your Park KSOP account pro rata in accordance with the instructions received from other participants in the Park KSOP who have voted.

Can the proxy materials be accessed electronically?

On or about March 9, 2011, we sent the proxy materials for the Annual Meeting by U.S. mail to shareholders who had not registered for electronic delivery of the proxy materials and by e-mail to the shareholders who had registered for electronic delivery of the proxy materials.  The Notice of Annual Meeting of Shareholders, this proxy statement, a sample of the form of proxy card sent to shareholders by Park and our 2010 Annual Report are also available on the Internet as described in the section captioned “NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS” on page ____.

How do I change or revoke my proxy?

Shareholders who submit proxies retain the right to revoke them at any time before they are exercised.  Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof.  You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by giving notice of revocation to Park in writing, by accessing the designated Internet Web site prior to the deadline for transmitting voting instructions electronically, by using the toll-free telephone number stated on the proxy card prior to the deadline for transmitting voting instructions electronically, or by attending the Annual Meeting and giving notice of revocation in person.  The last-dated proxy or voting instructions you submit (by any means) will supersede any previously submitted proxy or voting instructions.  If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must follow the instructions provided by your nominee.

If I vote in advance, can I still attend the Annual Meeting?

Yes.  You are encouraged to vote promptly, by returning your signed proxy card by mail or by submitting your voting instructions via the Internet or by telephone, so that your common shares will be represented at the Annual Meeting.  However, appointing a proxy or submitting voting instructions does not affect your right to attend the Annual Meeting and vote your common shares in person.

What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?

Under Park’s Regulations, a quorum is a majority of the voting shares of Park then outstanding and entitled to vote at the Annual Meeting.  The common shares are the only shares of Park’s capital stock entitled to vote at the Annual Meeting.  Common shares may be present in person or represented by proxy at the Annual Meeting.  Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.  There were 15,398,931 common shares outstanding and entitled to vote on February 25, 2011, the record date for the Annual Meeting.  A majority of the outstanding common shares, or 7,699,466 common shares, present in person or represented by proxy, will constitute a quorum.  A quorum must exist to conduct business at the Annual Meeting.

Routine and Non-Routine Proposals

The rules of NYSE Amex LLC (“NYSE Amex”), the stock exchange on which Park’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine.  If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner.  If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions.  A broker non-vote occurs when the broker holder of record is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.

The ratification of the appointment of Park’s independent registered public accounting firm is a routine item.  Each of (i) the election of directors, (ii) the non-binding advisory vote on the compensation of Park’s executive officers and (iii) the adoption of the amendment to Article SIXTH of Park’s Articles of Incorporation to eliminate preemptive rights is a proposal on which a broker may vote only if the beneficial owner has provided voting instructions.

Vote Required with Respect to the Proposals

•	Proposal 1 – Election of Directors

Under Ohio law and Park’s Regulations, the five nominees for election as Park directors receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2014 Annual Meeting of Shareholders.  Common shares as to which the authority to vote is withheld and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not affect whether a nominee has received sufficient votes to be elected.

•	Proposal 2 – Approval, in Non-Binding Advisory Vote, of Compensation of Park’s Executive Officers

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve, in a non-binding advisory vote, the compensation paid to Park’s executive officers as disclosed in this proxy statement.  The effect of an abstention is the same as a vote “AGAINST” the proposal.  Broker non-votes will not be counted in determining whether the proposal has been approved.

•	Proposal 3 – Adoption of Amendment to Article SIXTH of Park’s Articles of Incorporation

The affirmative vote of two-thirds of the outstanding common shares is required to adopt the amendment to Article SIXTH of Park’s Articles of Incorporation to eliminate preemptive rights as described in this proxy statement.  Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal.

•	Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the appointment of Crowe Horwath LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The effect of an abstention is the same as a vote “AGAINST” the proposal.

Park’s policy is to keep confidential proxy cards, ballots, voting instructions submitted electronically and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting.  Inspectors of election and any employees associated with processing proxy cards or ballots, reviewing voting instructions submitted electronically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

Who pays the cost of proxy solicitation?

Park will pay the costs of preparing, assembling, printing and mailing/delivering this proxy statement, the accompanying proxy card, the 2010 Annual Report and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges incurred by a shareholder when voting electronically.  Although we are soliciting proxies primarily by mailing these proxy materials to holders of our common shares, or delivering these proxy materials by electronic mail to those shareholders registered for electronic delivery, the directors, officers and employees of Park and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations.  Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of Park for the forwarding of solicitation materials to the beneficial owners of such common shares.  Park will reimburse these brokers, financial institutions and nominees for their reasonable out-of-pocket costs in connection therewith.

Park has retained Alliance Advisors, L.L.C., Bloomfield, New Jersey, to aid in the solicitation of proxies for the Annual Meeting.  Alliance Advisors, L.L.C. will receive a base fee of $5,000, plus reimbursement of out-of-pocket fees and expenses for its proxy solicitation services.

Who should I call if I have questions concerning this proxy solicitation and the proposals to be considered at the Annual Meeting?

If you have any questions concerning this proxy solicitation and the proposals to be considered at the Annual Meeting, or require any assistance in voting your common shares, please call Alliance Advisors, L.L.C. at (877) 777-4270.  This is a toll-free telephone number.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Park National Corporation to Be Held on April 18, 2011:  Park’s Notice of Annual Meeting of Shareholders, this proxy statement, a sample form of proxy card and Park’s 2010 Annual Report are available at www.proxyvote.com.  Alternatively, Park’s Notice of Annual Meeting of Shareholders, this proxy statement, a sample form of proxy card and Park’s 2010 Annual Report are available on Park’s Internet Web site at www.parknationalcorp.com by selecting the “Documents/ SEC Filings” section of the “Investor Relations” page for the Notice of Annual Meeting of Shareholders, this proxy statement and the sample form of proxy card and selecting the “Corporate Profile” section of the “Investor Relations” page for Park’s 2010 Annual Report.

To obtain directions to attend the Annual Meeting and vote in person, please call Leda Rutledge at (740) 322-6828 or Renae Buchanan at (740) 349-0428.

CONSOLIDATION OF OHIO BANKING OPERATIONS

In 2008, Park consolidated the banking operations of its then eight subsidiary banks located in Ohio under one charter – that of The Park National Bank (“Park National Bank”).  Park National Bank now has 11 divisions:  (i) the Park National Bank Division headquartered in Newark, Ohio; (ii) the Fairfield National Division headquartered in Lancaster, Ohio; (iii) The Park National Bank of Southwest Ohio & Northern Kentucky Division headquartered in Milford, Ohio; (iv) the Century National Bank Division headquartered in Zanesville, Ohio; (v) the Second National Bank Division headquartered in Greenville, Ohio; (vi) the Richland Bank Division headquartered in Mansfield, Ohio; (vii) the United Bank Division headquartered in Bucyrus, Ohio; (viii) the First-Knox National Bank Division headquartered in Mount Vernon, Ohio; (ix) the Farmers & Savings Bank Division headquartered in Loudonville, Ohio; (x) the Security National Bank Division headquartered in Springfield, Ohio; and (xi) the Unity National Bank Division headquartered in Piqua, Ohio.

References in this proxy statement to “Century National Bank Division,” “Second National Bank Division,” “Richland Bank Division,” “United Bank Division,” “First-Knox National Bank Division” and “Security National Bank Division” encompass both the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank in 2008 and the division of Park National Bank following the bank’s merger with and into Park National Bank.  In addition, references in this proxy statement to the “Board of Directors” in respect of a division of Park National Bank encompass both the Board of Directors of the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank and the Affiliate Board of the division of Park National Bank following the bank’s merger with and into Park National Bank.

PARTICIPATION IN CAPITAL PURCHASE PROGRAM

On December 23, 2008, Park completed the sale to the United States Department of the Treasury (the “U.S. Treasury”) of $100.0 million of newly-issued Park non-voting preferred shares as part of the U.S. Treasury’s Capital Purchase Program (the “Capital Purchase Program” or “CPP”) enacted as part of the Troubled Assets Relief Program (“TARP”) established by the Emergency Economic Stabilization Act of 2008 (“EESA”).  To finalize Park’s participation in the Capital Purchase Program, Park and the U.S. Treasury entered into a Letter Agreement, dated December 23, 2008 (the “Letter Agreement”), including the related Securities Purchase Agreement – Standard Terms attached thereto (the “Securities Purchase Agreement” and together with the Letter Agreement, the “UST Agreement”).  Pursuant to the UST Agreement, Park issued and sold to the U.S. Treasury (i) 100,000 of Park’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (ii) a warrant (the “Warrant”) to purchase 227,376 Park common shares, at an exercise price of $65.97 per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $100,000,000 in cash.  The Warrant has a ten-year term.

In the Securities Purchase Agreement, Park adopted the U.S. Treasury’s standards for executive compensation and corporate governance for the period during which the U.S. Treasury owns any securities acquired from Park pursuant to the Securities Purchase Agreement or upon exercise of the Warrant.  These standards generally apply to our executive officers – C. Daniel DeLawder, Park’s Chairman of the Board and Chief Executive Officer; David L. Trautman, Park’s President and Secretary; and John W. Kozak, Park’s Chief Financial Officer.   These standards are set forth in the American Recovery and Reinvestment Act of 2009 (“ARRA”) and an interim final rule promulgated by the U.S. Treasury under 31 CFR Part 30 on June 15, 2009 and amended on December 7, 2009 (collectively, the “Interim Final Rule”).  The executive compensation and corporate governance standards under ARRA and the Interim Final Rule remain in effect during the period in which any obligation arising from financial assistance provided under TARP remains outstanding, excluding any period during which the U.S. Treasury holds only the Warrant to purchase Park common shares (the “ARRA Covered Period”).

PROPOSAL 1 – ELECTION OF DIRECTORS

As of the date of this proxy statement, there were fourteen members of the Board of Directors – five directors in the class whose terms will expire at the Annual Meeting, four directors in the class whose terms will expire in 2012 and five directors in the class whose terms will expire in 2013.  Proxies cannot be voted at the Annual Meeting for more than five nominees.

At the meeting of the Board of Directors of Park held on February 8, 2011, upon the unanimous recommendation of the Nominating Committee and as permitted by Section 2.02(A) of Park’s Regulations, the Board of Directors fixed the number of directors of Park at fourteen to reflect the number of individuals currently serving as directors of Park.

The Board of Directors proposes that each of the five nominees identified below be re-elected for a new term of three years.  Each nominee was recommended by the Nominating Committee for re-election.  Each individual elected as a director at the Annual Meeting will hold office for a term to expire at the Annual Meeting of Shareholders to be held in 2014 and until his successor is duly elected and qualified, or until his earlier resignation, removal from office or death.  While it is contemplated that all nominees will stand for re-election at the Annual Meeting, if a nominee who would otherwise receive the required number of votes is unable to serve or for good cause will not serve as a candidate for re-election as a director, the individuals designated as proxies on the proxy card or in the voting instructions will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating Committee.  The Board of Directors knows of no reason why any of the nominees named below would be unable or unwilling to serve if elected to the Board.

The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each nominee for re-election as a director of Park has been furnished to Park by each director.  In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each director nominee.

NOMINEES FOR ELECTION AS DIRECTORS
(Term Expiring in 2014)

C. Daniel DeLawder, Age 61

Mr. DeLawder has served as a director of Park since 1994, a member of the Board of Directors of Park National Bank since 1992, a member of the Board of Directors of Vision Bank headquartered in Panama City, Florida since March 2007 and a member of the Board of Directors of the Vision Bank Division of Gulf Shores, Alabama since March 2007.  Mr. DeLawder serves as a member of each of the Executive Committee (Vice Chair) and the Investment Committee (Chair) of Park’s Board of Directors.  Mr. DeLawder has served as Chairman of the Board since January 2005 and Chief Executive Officer since January 1999, and served as President from 1994 to December 2004, of Park.  Mr. DeLawder has served as Chairman of the Board since January 2005 and Chief Executive Officer since January 1999, and served as President from 1993 to December 2004 and Executive Vice President from 1992 to 1993, of Park National Bank.  Mr. DeLawder served as a member of the Board of Directors from 1985 to March 2006, Chairman of the Board of Directors from 1989 to 2003, and President from 1985 to 1992, of the Fairfield National Division.  Mr. DeLawder served as a member of the Board of Directors of the Richland Bank Division from 1997 to January 2006.  Mr. DeLawder served as a member of the Board of Directors of the Second National Bank Division from 2000 to March 2006.  Mr. DeLawder has served as a director of the Federal Reserve Bank of Cleveland since January 2007.  Mr. DeLawder also served as a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009, and for the last two of those years, as Chairman of the Board of Trustees.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. DeLawder has developed through more than 12 years as the Chief Executive Officer of Park and more than 39 years of service with Park in some capacity as well as his service as a director of the Federal Reserve Bank of Cleveland allow him to provide banking and general financial expertise and comprehensive knowledge regarding Park and the markets within which its subsidiary banks (and their divisions) operate to the Board of Directors and have recommended his nomination for re-election as a Park director.

Harry O. Egger, Age 71

Mr. Egger has served as a director of Park since 2001 and as a member of the Board of Directors  of the Security National Division since 1977.  Mr. Egger serves as a member of each of the Executive Committee and the Investment Committee of Park’s Board of Directors.  Mr. Egger has served as Vice Chairman of the Board of Park since March 2001.  Mr. Egger has served as Chairman of the Board of Directors since 1977, and served as Chief Executive Officer from 1997 to March 2003 and President from 1981 to 1997, of the Security National Bank Division.  Mr. Egger served as Chairman of the Board, President and Chief Executive Officer of Security Banc Corporation, an Ohio bank holding company (“Security”), from 1997 to March 2001.  In connection with the merger of Security into Park effective March 31, 2001, Mr. Egger became Vice Chairman of the Board and a director of Park as contemplated under the Agreement and Plan of Merger, dated as of November 20, 2000, between Security and Park.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Egger has developed through more than 17 years of leading a high performing bank and more than 50 years in the banking industry allow him to provide a valued perspective on macro and micro issues alike to the Board of Directors and have recommended his re-election as a Park director.

F. William Englefield IV, Age 56

Mr. Englefield has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 1993.  Mr. Englefield serves as a member of each of the Compensation Committee (Chair), the Executive Committee, the Nominating Committee and the Risk Committee of Park’s Board of Directors.  Mr. Englefield has served as President of Englefield, Inc., a company engaged in the sale of petroleum products (at retail and wholesale) and convenience stores and restaurants, since 1989.  A son of Mr. Englefield is married to a daughter of John W. Kozak, Chief Financial Officer of Park.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Englefield has developed through more than 21 years of leading a growing privately-held business, with responsibility for all segments of company operations and financial areas, allow him to provide an important retail perspective and structured operational experience to the Board of Directors and have recommended his re-election as a Park director.

Stephen J. Kambeitz, Age 52

Mr. Kambeitz has served as a director of Park since the close of business on December 31, 2009 and as a member of the Board of Directors of Park National Bank since that time as well.  On December 11, 2009, the Executive Committee of the Park Board of Directors, upon the recommendation of the Nominating Committee, elected Mr. Kambeitz to join the class of directors whose terms expire at the Annual Meeting.  Mr. Kambeitz had been recommended to the Nominating Committee by Mr. DeLawder.  Mr. Kambeitz serves as a member of the Audit Committee (Chair) of Park’s Board of Directors.  Mr. Kambeitz has served as President since 2008, and Chief Financial Officer since 2001, of R.C. Olmstead, Inc., Dublin, Ohio, a company which provides data processing and services for the financial services industry.  Mr. Kambeitz served as Chief Financial Officer from 1999 to 2001 of Lighthouse Financial Services, Inc., a diversified financial services holding company.  Previously, Mr. Kambeitz served as Senior Vice President of Consumer Lending of Fifth Third Bank, Columbus, Ohio, from 1998 to 1999 and as Chief Financial Officer of State Savings Company, Columbus, Ohio, a savings and loan holding company, from 1985 to 1998 and Executive Vice President, Office of the President, of State Savings Bank, the primary savings association subsidiary of State Savings Company, from 1997 to 1998.  Mr. Kambeitz also served as Controller of Calibre Corporation, Columbus, Ohio, a fast food franchisee, from 1983 to 1985, and as an accountant with Worthington Industries, Inc., Columbus, Ohio, a diversified metal processing company, from 1981 to 1983.  Mr. Kambeitz began his career in the Columbus, Ohio office of Peat, Marwick, Mitchell & Company, a predecessor to KPMG.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Kambeitz has developed through more than 26 years of working in the financial services industry, including working through the savings and loan challenges in the 1980s, allow him to provide a valuable perspective on operating a financial services institution to the Board of Directors and have recommended his re-election as a Park director.

John J. O’Neill, Age 90

Mr. O’Neill has served as a director of Park since 1987 and as a member of the Board of Directors of Park National Bank since 1964.  Mr. O’Neill serves as a member of each of the Compensation Committee, the Executive Committee and the Investment Committee of Park’s Board of Directors.  Mr. O’Neill also served as a member and Chair of the Nominating Committee of Park’s Board of Directors from April 4, 2004 to February 8, 2011.  Mr. O’Neill has served as Chairman/Director of Southgate Corporation, Newark, Ohio, a real estate development and management company, for more than 60 years.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. O’Neill has developed through more than 60 years of operating a successful real estate development company allow him to provide development, negotiating and underwriting expertise to the Board of Directors in connection with the loan activities of Park’s subsidiary banks (and their divisions) and have recommended his re-election as a Park director.

The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each of the continuing directors of Park has been furnished to Park by each director.  In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each continuing director.

DIRECTORS CONTINUING IN OFFICE
(Term to Expire at the 2012 Annual Meeting of Shareholders)

James J. Cullers, Age 80

Mr. Cullers has served as a director of Park since 1997 and as a member of the Board of Directors of the First-Knox National Bank Division since 1977.  Mr. Cullers serves as a member of the Risk Committee of Park’s Board of Directors.  Mr. Cullers is an Attorney-at-Law and has been Principal of James J. Cullers, Mediation and Arbitration Services, a firm providing mediator and arbitrator services, since January 2005.  Mr. Cullers served as Of Counsel from 2001 to January 2005 and prior thereto as Senior Partner, of Zelkowitz, Barry & Cullers, Attorneys-at-Law, Mount Vernon, Ohio.  Mr. Cullers also served for 18 years on the Board of Ohio Bar Title Insurance Company.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Cullers has developed through more than 50 years of providing legal services for businesses and banks and serving in leadership roles with numerous community and statewide organizations allow him to provide practical legal expertise and community awareness to the Board of Directors and he should continue to serve as a Park director.

William T. McConnell, Age 77

Mr. McConnell has served as a director of Park since 1986 and as a member of the Board of Directors of Park National Bank since 1977.  Mr. McConnell serves as Chairman of the Executive Committee of Park’s Board of Directors.  Mr. McConnell has served as Chairman of the Executive Committee since 1996, and served as Chairman of the Board from 1994 to December 2004, Chief Executive Officer from 1986 to 1999 and President from 1986 to 1994, of Park.  Mr. McConnell has served as Chairman of the Executive Committee since 1996, and served as Chairman of the Board from 1993 to December 2004, Chief Executive Officer from 1983 to 1999 and President from 1979 to 1993, of Park National Bank.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. McConnell has developed through more than 25 years of leading a high performance banking organization and more than 50 years in the banking industry allow him to provide judgment, wisdom and perspective to the Board of Directors and he should continue to serve as a Park director.

William A. Phillips, Age 78

Mr. Phillips has served as a director of Park since 1990 and as a member of the Board of Directors of the Century National Bank Division since 1971.  Mr. Phillips does not currently serve on any committees of Park’s Board of Directors.  Mr. Phillips has served as Chairman of the Board of Directors since 1986, and served as Chief Executive Officer from 1986 to 1998, of the Century National Bank Division.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Phillips has developed through more than 50 years in the banking industry allow him to provide practical advice on customer service and community support to the Board of Directors and he should continue to serve as a Park director.

David L. Trautman, Age 49

Mr. Trautman has served as a director of Park since 2005 and as a member of the Board of Directors of Park National Bank since 2002.  Mr. Trautman serves as a member of the Investment Committee and as Secretary to the Executive Committee of Park’s Board of Directors.  Mr. Trautman has served as President since January 2005 and Secretary since July 2002 of Park.  Mr. Trautman has served as President of Park National Bank since January 2005.  Mr. Trautman served as Chairman of the Board from March 2001 to March 2006, a member of the Board of Directors from May 1997 to March 2006, and President and Chief Executive Officer from May 1997 to February 2002, of the First-Knox National Bank Division.  Mr. Trautman served as Executive Vice President from February 2002 to December 2004 and Vice President from July 1993 to June 1997 of Park National Bank.  Mr. Trautman served as a member of the Board of Directors of United Bank Division from 2000 to March 2006.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Trautman has developed through more than 26 years of experience in banking allow him to provide technical banking knowledge, community perspective and financial leadership to the Board of Directors and he should continue to serve as a Park director.

DIRECTORS CONTINUING IN OFFICE
(Term to Expire at the 2013 Annual Meeting of Shareholders)

Maureen Buchwald, Age 79

Ms. Buchwald has served as a director of Park since 1997 and as a member of the Board of Directors of the First-Knox National Bank Division since 1988.  Ms. Buchwald serves as a member of the Audit Committee of Park’s Board of Directors.  Ms. Buchwald has been the owner and operator of Glen Hill Orchards, Ltd., Mount Vernon, Ohio, commercial fruit growers, since 1976.  Ms. Buchwald served as Vice President of Administration and Secretary of the Board of Directors of Ariel Corporation, a company manufacturing reciprocating compressors, for more than 20 years prior to her retirement in 1997.  In her capacity as Vice President of Administration, she oversaw the accounting, human resources and office services functions.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Buchwald has developed through establishing and running multiple businesses allow her to provide accounting, financial and administrative expertise to the Board of Directors and she should continue to serve as a Park director.

Timothy S. McLain, Age 49

Mr. McLain has served as a director of Park since the close of business on December 31, 2009 and as a member of the Board of Directors of the Century National Bank Division since April 2007.  Mr. McLain serves as a member of the Audit Committee of Park’s Board of Directors.  Mr. McLain has served as Vice President of McLain, Hill, Rugg & Associates, Inc., a firm which provides tax and accounting services, since 1991 and has been associated with that firm since 1979.  Mr. McLain has been a Certified Public Accountant since 1985.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. McLain has developed through more than 26 years as a Certified Public Accountant in public practice allow him to provide tax, accounting and financial expertise to the Board of Directors and he should continue to serve as a Park director.

Rick R. Taylor, Age 63

Mr. Taylor has served as a director of Park since 1998 and as a member of the Board of Directors of the Richland Bank Division since 1995.  Mr. Taylor serves as a member of the Investment Committee of Park’s Board of Directors.  Mr. Taylor has served as President of Jay Industries, Inc., Mansfield, Ohio, a plastic and metal parts manufacturer, since 1989.  Mr. Taylor has also served as a director of The Gorman-Rupp Company, a manufacturer of pumps and related equipment, since 2003.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Taylor has developed through more than 40 years in the manufacturing business allow him to provide a valuable customer perspective and highly developed business acumen and leadership skills to the Board of Directors and he should continue to serve as a Park director.

Sarah Reese Wallace, Age 56

Ms. Wallace has served as a director of Park since April 2009 and as a member of the Board of Directors of Park National Bank since October 2008.  Ms. Wallace has served as a member and Chair of the Nominating Committee of Park’s Board of Directors since February 8, 2011.  Ms. Wallace has served as Chairman of the Board since 1999 and as a director since 1982, of First Federal Savings and Loan Association, Newark, Ohio, a savings association.  She served as President of First Federal Savings and Loan Association from 1982 to 1999.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Wallace has developed through more than 30 years of service in the banking industry allow her to provide technical expertise in all operational areas of banking (including compliance, audit, marketing, retail banking and mortgage lending) and financial leadership to the Board of Directors and she should continue to serve as a Park director.

Leon Zazworsky, Age 62

Mr. Zazworsky has served as a director of Park since 2003 and as a member of the Board of Directors of Park National Bank since 1991.  Mr. Zazworsky serves as a member of each of the Audit Committee, the Compensation Committee, the Executive Committee, the Nominating Committee and the Risk Committee (Chair) of Park’s Board of Directors.  Mr. Zazworsky has served as President of Mid State Systems, Inc., Hebron, Ohio, a transportation and distribution company, since 1979.  Mr. Zazworsky has served as President of Mid State Warehouses, Inc., Newark, Ohio, a warehousing and distribution company, since 1989.  The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Zazworsky has developed through nearly 40 years of successful private business ownership — managing people, budgets and finances through varying economic conditions and overseeing compliance with applicable state and federal regulations — allow him to provide leadership experience and business expertise to the Board of Directors and he should continue to serve as a Park director.

Recommendation and Vote Required

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.

Under Ohio law and Park’s Regulations, the five nominees for election as Park directors receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2014 Annual Meeting of Shareholders.  Except in the case of broker non-votes, common shares represented by properly executed and returned proxy cards, or properly authenticated Internet and telephone voting instructions that are submitted prior to the deadline for doing so, will be voted “FOR” the election of the Board of Directors’ nominees named above unless authority to vote for one or more nominees is withheld.  Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the number associated with a nominee on the line provided on the proxy card or following the instructions provided when voting electronically, withhold the authority to vote for one or more nominees.  Common shares as to which the authority to vote is withheld and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card and in the voting instructions.

BENEFICIAL OWNERSHIP OF PARK COMMON SHARES

The following table furnishes information regarding the beneficial ownership of Park common shares, as of February 25, 2011, for each of Park’s current directors, each of the nominees for re-election as a Park director, each of the individuals named in the Summary Compensation Table for 2010 on page ___, all current directors and executive officers as a group and each person known by Park to beneficially own more than 5% of Park’s outstanding common shares:

[NOTE: Numbers in table will be updated to reflect
ownership as of February 25, 2011.]

Name of Beneficial Owner or Number of Persons in Group (1)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Trust departments of bank subsidiaries of Park c/o The Park National Bank Trust Department 50 North Third Street Newark, OH 43055 (3)	1,912,183	(3)	12.42%
Maureen Buchwald	8,323	(5)	(4)
James J. Cullers	8,971	(6)	(4)
C. Daniel DeLawder (7)	119,878	(8)	(4)
Harry O. Egger	41,462	(9)	(4)
F. William Englefield IV	3,664	(10)	(4)
Stephen J. Kambeitz	548		(4)
William T. McConnell	123,847	(11)	(4)
Timothy S. McLain	1,820	(12)	(4)
John J. O’Neill	176,080	(13)	(4)
William A. Phillips	12,380	(14)	(4)
Rick R. Taylor	4,099	(15)	(4)
David L. Trautman (7)	49,679	(16)	(4)
Sarah Reese Wallace	6,678	(17)	(4)
Leon Zazworsky	33,354	(18)	(4)
John W. Kozak (7)	29,829	(19)	(4)

All current executive officers and directors as a group (15 persons)	620,612	(20)	4.03%

(1)           Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table for such beneficial owner.  All fractional common shares have been rounded to the nearest whole common share.  The mailing address of each of the current executive officers and directors of Park is 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.

(2)           The “Percent of Class” computation is based upon 15,398,931 common shares outstanding on February 25, 2011.

(3)           The trust departments of Park’s subsidiary banks (and their divisions), as the fiduciaries of various agency, trust and estate accounts, beneficially own an aggregate of 1,912,183 common shares.  The trust department of Park National Bank (and its divisions) beneficially owns 1,908,043 common shares (12.39% of the outstanding common shares), with voting power but no investment power for all of the 1,908,043 common shares.  The trust department of Vision Bank (and its divisions) beneficially owns 4,135 common shares (0.03% of the outstanding common shares), with voting but no investment power for all of the 4,135 common shares.  The officers and directors of each subsidiary bank (and its divisions) and of Park disclaim beneficial ownership of the common shares beneficially owned by the trust department of each subsidiary bank (and its divisions).  The number shown does not include 1,509,534 common shares held of record by the trust department of Park National Bank (and its divisions) as to which the trust department has no voting or investment power.

(4)           Represents beneficial ownership of less than 1% of the outstanding common shares.

(5)           The number shown includes 3,300 common shares held jointly by Ms. Buchwald and her husband as to which she shares voting and investment power.

(6)           The number shown includes: (i) 4,000 common shares held in an individual retirement account for which the trust department of Park National Bank (First-Knox National Division) serves as trustee and as to which common shares the trust department has voting power and Mr. Cullers has investment power; (ii) 175 common shares held by Mr. Cullers as custodian for his grandchildren; (iii) 983 common shares held by Mr. Cullers’ wife in an individual retirement account as to which she has sole voting and investment power and Mr. Cullers disclaims beneficial ownership; and (iv) 144 common shares held by Mr. Cullers’ wife as custodian for their grandchildren as to which she has sole voting and investment power and Mr. Cullers disclaims beneficial ownership.

(7)           Individual named in Summary Compensation Table for 2010.  Messrs. DeLawder and Trautman also serve as directors of Park.

(8)           The number shown includes: (i) 14,366 common shares held for the account of Mr. DeLawder in the Park KSOP; and (ii) 50,232 common shares held by the wife of Mr. DeLawder as to which she has sole voting and investment power and Mr. DeLawder disclaims beneficial ownership.  As of February 25, 2011, 55,280 common shares held by Mr. DeLawder and 50,148 common shares held by the wife of Mr. DeLawder had been pledged as security to a financial institution, which is not affiliated with Park, in connection with a personal loan.

(9)           The number shown includes: (i) 5,715 common shares held for the account of Mr. Egger in the Park KSOP; (ii) 17,502 common shares held by the wife of Mr. Egger as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership; (iii) 769 common shares held by Mr. Egger’s wife in an individual retirement account as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership; (iv) 400 common shares held by Mr. Egger’s wife as custodian for their grandchildren as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership; and (v) 1,000 common shares held by Mr. Egger’s wife in a brokerage account as to which she has sole voting and investment power and Mr. Egger disclaims beneficial ownership.

(10)          The number shown includes: (i) 1,801 common shares held in a managing agency account with the trust department of Park National Bank as to which common shares the trust department of Park National Bank has voting power and Mr. Englefield has investment power; (ii) 273 common shares held by Mr. Englefield in an individual retirement account with a brokerage firm; and (iii) 1,590 common shares held in a cash management account by a brokerage firm as custodian for Mr. Englefield.

(11)          The number shown includes: (i) 16,978 common shares held in an inter vivos irrevocable trust established by Mr. McConnell for which Park National Bank’s trust department serves as trustee and as to which common shares the trust department has voting power and Mr. McConnell has investment power; and (ii) 6,190 common shares held for the account of Mr. McConnell in the Park KSOP.

(12)          The number shown includes 1,820 common shares held jointly by Mr. McLain and his wife as to which he shares voting and investment power.

(13)          The number shown includes 176,080 common shares held in two custodial agency accounts with the trust department of Park National Bank as to which the trust department serves as custodial agent.  Mr. O’Neill serves as trustee for these two custodial accounts and has voting and investment power with respect to these 176,080 common shares.

(14)          The number shown includes: (i) 3,080 common shares held for the account of Mr. Phillips in the Park KSOP; (ii) 1,491 common shares held in an individual retirement account for which the trust department of Park National Bank (Century National Bank Division) serves as trustee and as to which common shares the trust department has voting power and Mr. Phillips has investment power; (iii) 417 held by Mr. Phillips in a brokerage account as to which he has sole voting and investment power; and (iv) 3,858 common shares held by the wife of Mr. Phillips as to which she has sole voting and investment power and Mr. Phillips disclaims beneficial ownership.

(15)          The number shown includes 4,099 common shares held in a managing agency account with the trust department of Park National Bank (Richland Trust Division) as to which common shares the trust department has voting power and Mr. Taylor has investment power.

(16)          The number shown includes: (i) 7,762 common shares held for the account of Mr. Trautman in the Park KSOP; (ii) 13,230 common shares held by the wife of Mr. Trautman as to which she has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; and (iii) 822 common shares held in a rollover plan as to which the wife of Mr. Trautman has sole voting and investment power and Mr. Trautman disclaims beneficial ownership.  As of February 25, 2011, 27,865 common shares held by Mr. Trautman and 13,230 common shares held by the wife of Mr. Trautman had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal loan.

(17)          The number shown includes 2,349 common shares held in a grantor trust with the trust department of Park National Bank as to which common shares the trust department has voting power and Ms. Wallace has investment power.  The number shown also includes an aggregate of 3,675 common shares held in managing agency accounts with Park National Bank for which Ms. Wallace serves as trustee or custodian and as to which common shares the trust department of Park National Bank has voting power and Ms. Wallace has investment power.

(18)          The number shown includes 100 common shares held by the wife of Mr. Zazworsky in a brokerage account as to which she has sole voting and investment power and Mr. Zazworsky disclaims beneficial ownership.

(19)          The number shown includes 5,543 common shares held for the account of Mr. Kozak in the Park KSOP.  As of February 25, 2011, 24,286 common shares held by Mr. Kozak had been pledged as security to a financial institution which is not affiliated with Park, in connection with a personal line of credit.

(20)          See Notes (5), (6) and (8) through (19) above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Park’s directors and officers, and any persons beneficially holding more than 10 percent of Park’s outstanding common shares, file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership.  Park is required to disclose in this proxy statement any late statements, if any statements are not filed within the time periods mandated by the SEC.  Based solely upon Park’s review of (i) Section 16(a) statements filed on behalf of these persons for their transactions during Park’s 2010 fiscal year and (ii) written representations received from these persons that no other Section 16(a) statements were required to be filed by them for transactions during Park’s 2010 fiscal year, Park believes that all Section 16(a) filing requirements applicable to Park’s officers and directors, and persons holding more than 10 percent of Park’s outstanding common shares, were complied with; except that:  (a) one late Form 4 was filed on behalf of Harry O. Egger, a director of Park, on May 4, 2010 reporting one transaction which occurred on April 28, 2010; and (b) an amended Form 5 was filed on behalf of Sarah Reese Wallace, a director of Park, reporting common shares held by three managing agency accounts for which she serves as trustee which had inadvertently been omitted in the original Form 3, two subsequent Forms 4 and two subsequent Forms 5 filed on her behalf.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

In accordance with the applicable sections of the NYSE Amex Company Guide (the “NYSE Amex Rules”) and applicable SEC rules, the Board of Directors has adopted the Code of Business Conduct and Ethics which applies to the directors, officers and employees of Park and our subsidiaries.  The Code of Business Conduct and Ethics is intended to set forth Park’s expectations for the conduct of ethical business practices by the officers, directors, employees and agents of Park and our subsidiaries, to promote advance disclosure and review of potential conflicts of interest and similar matters, to protect and encourage the reporting of questionable behavior, to foster an atmosphere of self-awareness and prudent conduct and to discipline appropriately those who engage in improper conduct.  The Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com.

Park Improvement Line

Park has implemented a “whistleblower” hotline called the “Park Improvement Line.”  Calls that relate to accounting, internal accounting controls or auditing matters or that relate to possible wrongdoing by employees of Park or one of our subsidiaries can be made anonymously through this hotline.  The calls are received by an independent third-party service and the information received is forwarded directly to the Chair of the Audit Committee and the Head of Park’s Internal Audit Department.  The Park Improvement Line number is (800) 418-6423, Ext. PRK (775).

Independence of Directors

Applicable NYSE Amex Rules require that a majority of the members of Park’s Board of Directors be independent directors.  The definition of independence for purposes of the NYSE Amex Rules includes a series of objective tests, which Park has used in determining whether the members of the Park Board of Directors are independent.  In addition, a member of Park’s Audit Committee will not be considered to be independent under the applicable NYSE Amex Rules if he or she (i) does not satisfy the independence standards in Rule 10A-3 under the Exchange Act or (ii) has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time during the past three years.

As required by the NYSE Amex Rules, the Board of Directors has affirmatively determined that each independent director has no relationship with Park or any of our subsidiaries that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making determinations as to the independence of Park’s directors consistent with the definition of “independent directors” in the applicable NYSE Amex Rules, the Board of Directors reviewed, considered and discussed:

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the relationships (including employment, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships) of each director of Park (and the immediate family members of each director) with Park and/or any of our subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of any organization that has or had any such relationship) since January 1, 2008;

•	the compensation and other payments (including payments made in the ordinary course of providing business services) each director of Park (and the immediate family members of each director):

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has received from or made to Park and/or any of our subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of an organization which has received compensation or payments from or made payments to Park and/or any of our subsidiaries) since January 1, 2008; and

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presently expects to receive from or make to Park and/or any of our subsidiaries (either directly or as a partner, manager, director, trustee, controlling shareholder, officer, employee or member of an organization which expects to receive compensation or payments from or make payments to Park and/or any of our subsidiaries);

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the relationship, if any, between each director of Park (and the immediate family members of each director) and the independent registered public accounting firm which has served as the outside auditor for Park and/or any of our subsidiaries at any time since January 1, 2008;

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whether any director of Park (or any immediate family member of any director) is employed as an executive officer of another entity where, at any time since January 1, 2008, any of Park’s executive officers served or presently serves on the compensation committee of such other entity; and

•	whether any director of Park has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time since January 1, 2008.

Based upon that review, consideration and discussion and the unanimous recommendation of the Nominating Committee, the full Board of Directors has determined that at least a majority of its members qualify as independent directors.  The Board of Directors has determined that each of Maureen Buchwald, James J. Cullers, F. William Englefield IV, Stephen J. Kambeitz, Timothy S. McLain, John J. O’Neill, Rick R. Taylor, Sarah Reese Wallace and Leon Zazworsky qualifies as an independent director because the individual has no financial or personal ties, either directly or indirectly, with Park or our subsidiaries other than:  (i) compensation received in the individual’s capacity as a director of Park and a director of Park National Bank (or a member of the board of directors of one of the divisions of Park National Bank); (ii) non-preferential payments made or received in the ordinary course of providing business services (in the nature of payments of interest or proceeds relating to banking services or loans by one or more of Park National Bank and/or its divisions); (iii) ownership of common shares of Park; (iv) in the case of Ms. Buchwald, Ms. Wallace and Mr. Zazworsky, ownership of 10% Subordinated Notes due December 23, 2019 issued by Park to them or related trusts; (v) in the case of Mr. Cullers, fees for services rendered to one or more of our subsidiaries paid to the law firm with which he had been associated in an amount which represented less than $50,000 of such law firm’s consolidated gross revenues in each of the 2008, 2009 and 2010 fiscal years; (vi) in the case of Mr. O’Neill, compensation received by Mr. O’Neill’s son in his capacity as a director of Park National Bank; (vii) in the case of Mr. Englefield, the fact that a son of his is married to a daughter of John W. Kozak, Park’s Chief Financial Officer; and (viii) in the case of Ms. Wallace, the fact that her father J. Gilbert Reese served as a director of each of Park and Park National Bank until April 20, 2009 and was named Director Emeritus of Park National Bank, effective April 20, 2009.  In making the determination that Mr. McLain qualifies as an independent director, the Board of Directors also reviewed, considered and discussed the fact that Mr. McLain’s firm has provided miscellaneous tax services to fiduciary customers of Park National Bank and its divisions in an amount not exceeding $50,000 in each of the 2008, 2009 and 2010 fiscal years and continues to do so and that such services are not provided directly or indirectly to or for the benefit of Park, Park National Bank or any division of Park National Bank.

C. Daniel DeLawder and David L. Trautman do not qualify as independent directors because they currently serve as executive officers of Park and Park National Bank.  William T. McConnell does not qualify as an independent director because he is employed in a non-executive officer capacity by Park National Bank and was formerly an executive officer of Park and Park National Bank.  William A. Phillips does not qualify as an independent director because he is employed in a non-executive officer capacity by the Century National Division and was formerly an executive officer of the Century National Division.  Harry O. Egger does not qualify as an independent director because he is employed in a non-executive officer capacity by the Security National Division and was formerly an executive officer of Park and of the Security National Division.

Risk Management Oversight

The role of the Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure.  Certain committees of Park’s Board of Directors administer various aspects of the Board’s risk oversight function.  The Risk Committee assists the Board of Directors in overseeing Park’s enterprise-wide risks, including credit risk, market risk, liquidity risk, operational risk, legal risk and reputational risk.  The Risk Committee’s role and its interaction with the full Board of Directors and other Board committees regarding the Risk Committee’s risk oversight responsibilities are more fully described under the heading “BOARD OF DIRECTORS STRUCTURE AND MEETINGS — Committees of the Board — Risk Committee” beginning on page ___.  The Compensation Committee evaluates with Park’s senior risk officer all risks posed by Park’s compensation programs and makes all reasonable efforts required to limit any unnecessary risks these programs pose to Park and ensures that the programs do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of Park.  The Compensation Committee’s role and its interaction with the full Board of Directors and other Board committees regarding compensation risk are more fully described under the heading “EXECUTIVE COMPENSATION — Compensation Committee Report” beginning on page ___.  The Audit Committee discusses Park’s systems to monitor and manage business risk with management and Park’s Internal Audit Department.  The Audit Committee assists the Board of Directors in overseeing audit risk, financial reporting risk, compliance risk and litigation risk.  The Audit Committee’s role and its interaction with the full Board of Directors regarding the Audit Committee’s risk oversight responsibilities are more fully described under the heading “BOARD OF DIRECTORS STRUCTURE AND MEETINGS — Committees of the Board — Audit Committee” beginning on page ___.

Nominating Procedures

The Nominating Committee recommended the nominees identified in “PROPOSAL 1 – ELECTION OF DIRECTORS” for re-election as directors of Park at the Annual Meeting.  As detailed in the Nominating Committee’s charter, the Nominating Committee has the responsibility to identify and recommend to the full Board of Directors individuals qualified to become directors of Park.  Directors must be shareholders of Park.

The Nominating Committee takes into account many factors when considering candidates for the Board of Directors to ensure that the Board is comprised of directors with a variety of experiences and backgrounds, each of whom has high-level managerial experience and represents the interests of Park’s shareholders as a whole rather than those of special interest groups.  The Nominating Committee utilizes its pool of existing directors of Park National Bank (and its divisions) as well as the significant network of business contacts of Park’s existing directors and executive officers as the primary source from which director candidates are identified.  When evaluating individual director candidates, the Nominating Committee may consider those factors it deems appropriate, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size and scope to Park, experience as an executive of or adviser to a publicly-traded or private company, experience and skill relative to other Board members and any additional specialized knowledge or experience.  Depending on the current needs of Park’s Board of Directors, certain factors may be weighed more or less heavily by the Nominating Committee.  Diversity is considered by the Nominating Committee when evaluating potential nominees because the Board of Directors believes that Board membership should reflect not only the diversity of the markets served by Park and Park’s subsidiaries, but also diversity in the Board’s overall experience in business, government, education, technology and other areas relevant to the operations of Park and Park’s subsidiaries and diversity in the Board’s composition in terms of age, skills and other factors relevant to the business of Park and Park’s subsidiaries.

In considering candidates for the Board of Directors, the Nominating Committee evaluates the entirety of each candidate’s credentials.  Other than the requirement that a candidate be a Park shareholder, there are no specific minimum qualifications that must be met by a Nominating Committee-recommended nominee.  However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a director.

The Nominating Committee will consider candidates for the Board of Directors from any reasonable source, including shareholder recommendations.  The Nominating Committee does not evaluate candidates differently based on who has made the recommendation.  The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.  No such consultants or search firms have been used by the Nominating Committee or the full Board of Directors to date.

Shareholders may recommend director candidates for consideration by the Nominating Committee by writing to David L. Trautman, Park’s President and Secretary, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.  The recommendation must give the candidate’s name, age, business address, residence address, principal occupation and number of Park common shares beneficially owned.  The recommendation must also describe the qualifications, attributes, skills or other qualities of the recommended director candidate.  A written statement from the candidate consenting to be named as a director candidate and, if nominated and elected, to serve as a director must accompany any such recommendation.

Any shareholder who wishes to nominate an individual for election as a director at an annual meeting of the shareholders of Park must comply with the provisions of Park’s Regulations related to shareholder nominations.  Shareholder nominations must be made in writing and delivered or mailed to Park’s President not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors.  However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to Park’s President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders.  Nominations for the 2011 Annual Meeting must be received by April 4, 2011.  Each shareholder nomination must contain the following information to the extent known by the nominating shareholder:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of Park common shares that will be voted for each proposed nominee;

•	the name and residence address of the nominating shareholder; and

•	the number of Park common shares beneficially owned by the nominating shareholder.

Nominations which do not comply with the above requirements and Park’s Regulations will be disregarded.

Communications with the Board of Directors

Although Park has not to date developed formal processes by which shareholders may communicate directly with directors, Park believes that the informal process, in which any communication sent to the Board of Directors, either generally or in care of the Chief Executive Officer, the President and Secretary or another officer of Park, is forwarded to all members of the Board of Directors or specified individual directors, if applicable, has served the needs of the Board of Directors and Park’s shareholders.  There is no screening process in respect of shareholder communications.  All shareholder communications received by an officer of Park for the attention of the Board of Directors or specified individual directors are forwarded to the appropriate members of the Board.

Park’s Board of Directors, or one of the Board committees, may consider the development of more specific procedures related to shareholder communications with the Board.  Until other procedures are developed and posted on the “Governance Documents” section of the “Investor Relations” page of Park’s website at www.parknationalcorp.com, any communication to the Board of Directors or to individual directors may be sent to the Board or one or more individual directors, in care of David L. Trautman, Park’s President and Secretary, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as appropriate.  All shareholder communications must identify the author as a shareholder of Park and clearly state whether the correspondence is directed to all members of the Board of Directors or to certain specified individual directors.  All shareholder communications will be copied and circulated to the appropriate director or directors without any screening.  Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening.

Transactions with Related Persons

Policies and Procedures with Respect to Related Person Transactions

On an annual basis, each director and each executive officer of Park must complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transaction, arrangement or relationship with Park and/or any of our subsidiaries since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, has or had a direct or indirect interest.  In addition, officers of Park and our subsidiaries must provide personal financial information annually as well as periodic information regarding the incurrence of indebtedness over $10,000.  Park’s Retail Loan Department also reviews information quarterly for any outstanding loans with Park and/or one of our subsidiaries in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.  As a part of its review process, Park’s Retail Loan Department compares information on a quarterly basis to track originations of any new loans for a director or an executive officer, or any member of his or her immediate family, and reconciles all then current account information to ensure the data has been gathered and recorded accurately.

The Audit Committee of Park’s Board of Directors is responsible, under the terms of that Committee’s charter, for reviewing and overseeing procedures designed to identify related person transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under applicable NYSE Amex Rules or applicable rules adopted by the SEC, including those transactions required to be disclosed under Item 404 of SEC Regulation S-K, or the rules of any other appropriate regulatory agency or body.  All such transactions must be approved by the Audit Committee.  Further, under the terms of Park’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions which involve the personal interest of a director or executive officer of Park and determining in advance whether any such action or transaction represents a potential conflict of interest.  In addition, under the terms of Park’s Commercial Loan Policy, all loans made to directors of Park or one of our subsidiaries in excess of $500,000 must be approved by the full Board of Directors of Park or the applicable Park bank subsidiary.  To the extent any transaction represents an ongoing business relationship with Park or any of our subsidiaries, such transaction must be reviewed annually and be on terms no more favorable than those which would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.

Transactions Involving Subordinated Notes

On December 23, 2009, Park entered into a Subordinated Note Purchase Agreement, dated December 23, 2009 (the “Note Purchase Agreement”), with 38 purchasers who qualified as “accredited investors” (each, a “Subordinated Note Purchaser”).  Under the terms of the Note Purchase Agreement, the Subordinated Note Purchasers purchased from Park an aggregate principal amount of $35,250,000 of 10% Subordinated Notes due December 23, 2019 (each, a “Subordinated Note”).  The Subordinated Notes are intended to qualify as Tier 2 Capital under applicable rules and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).  Each Subordinated Note was purchased at a purchase price of 100% of the principal amount thereof.

The Subordinated Notes mature on December 23, 2019 and are not secured by any assets of Park or any other collateral.  The Subordinated Notes may not be prepaid by Park prior to December 23, 2014.  From and after December 23, 2014, Park may prepay all, or from time to time, any part of the Subordinated Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under the applicable Federal Reserve Board regulations to obtain prior approval before making any prepayments.

The purchases of Subordinated Notes were reviewed in accordance with the policies described above under the heading “Policies and Procedures with Respect to Related Person Transactions”.

Interest on the Subordinated Notes is payable quarterly, at a fixed rate of 10% per annum.

Subordinated Notes were purchased by Maureen Buchwald, C. Daniel DeLawder and his spouse, Harry O. Egger, John J. O’Neill (through a related trust), William T. McConnell, David L. Trautman and Leon Zazworsky.  In addition, Sarah Reese Wallace and related trusts purchased a total of eight Subordinated Notes.  The following table sets forth certain information regarding the Subordinated Notes issued to Park directors and related trusts.

Name	Aggregate Principal Amount of Subordinated Notes Purchased	Amount Outstanding at March 9, 2011	Interest Paid during 2010 Fiscal Year
Maureen Buchwald	$1,000,000	$1,000,000	$100,000
C. Daniel DeLawder and his spouse	$750,000	$750,000	$75,000
Harry O. Egger	$100,000	$100,000	$10,000
John J. O’Neill (through a related trust)	$2,000,000	$2,000,000	$200,000
William T. McConnell	$1,000,000	$1,000,000	$100,000
David L. Trautman	$200,000	$200,000	$20,000
Sarah Reese Wallace and related trusts	$7,000,000	$7,000,000	$700,000
Leon Zazworsky	$1,000,000	$1,000,000	$100,000

Banking Transactions

During Park’s 2010 fiscal year, executive officers and directors of Park, members of their immediate families and firms, corporations or other entities with which they are affiliated, were customers of and had banking transactions (including loans and loan commitments) with Park National Bank and/or one or more of the divisions of Park National Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations.  It is expected that similar banking transactions will be entered into in the future.  Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries.  These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features.  At the close of business on December 31, 2010, the aggregate principal balance of loans to the fifteen individuals then serving as directors and executive officers of Park and their respective associates as a group was approximately $49 million.  As of the date of this proxy statement, each of the loans described in this paragraph was performing in accordance with its original terms.  Each of the loans described in this paragraph was subject to our written policies, procedures and standard underwriting criteria applicable to loans generally as well as made in accordance with the requirements of Regulation O promulgated by Federal Reserve Board governing prior approval of the loan by the Board of Directors of Park National Bank (or the division of Park National Bank) making the loan.

BOARD OF DIRECTORS STRUCTURE AND MEETINGS

Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders

The Board of Directors held six meetings during the 2010 fiscal year.  Each incumbent director attended at least 75% of the aggregate of the total number of meetings held by the full Board of Directors and the total number of meetings held by the Board committees on which he or she served, in each case during the period of his or her service.  In accordance with applicable NYSE Amex Rules, the independent directors meet in executive session (without the presence of management and non-independent directors) immediately following each regular meeting of the full Board of Directors and at such other times as the independent directors deem necessary.

Park encourages all incumbent directors and director nominees to attend each annual meeting of shareholders.  All of the fourteen then incumbent directors attended Park’s last annual meeting of shareholders held on April 19, 2010.

Board Leadership

C. Daniel DeLawder serves as both Park’s Chairman of the Board and Park’s Chief Executive Officer.  The independent members of Park’s Board of Directors have determined that the most effective Board leadership structure for Park at the present time is for its Chief Executive Officer to also serve as its Chairman of the Board, a structure that has served Park well for many years, through strong and weak economic conditions.  Park does not have a lead independent director.  The Board of Directors retains the authority to modify this structure to best address Park’s unique circumstances as and when the Board deems appropriate.  The Board of Directors believes that its current leadership structure is efficient and effective for Park for the following reasons:

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The Chief Executive Officer’s day-to-day management and operation of Park and execution of Park’s strategy provides the Chief Executive Officer with a comprehensive understanding of Park’s performance and strategic priorities, which is crucial for leading discussions by the Board of Directors and executing strategy.

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The combined role of Chief Executive Officer and Chairman of the Board promotes strategy development and execution and facilitates the flow of information between management and the Board of Directors, which are essential to effective corporate governance.

•	Combining the Chief Executive Officer and Chairman of the Board positions fosters clear accountability, effective decision-making and alignment on corporate strategy.

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Park’s existing corporate governance practices – which provide for strong independent leadership, independent discussion among directors and independent evaluation of, and candid communication with, many members of senior management – achieve independent oversight or management accountability, which is the goal that many seek to achieve by separating the roles of Chairman of the Board and Chief Executive Officer.

The role of the Board of Directors and its committees in the oversight of risk affirms the current Board leadership structure.  That is, the current leadership structure supports measured risks, yet measures, monitors and controls them to the benefit of all shareholders.

Committees of the Board

During the 2010 fiscal year, the Board of Directors had six standing committees which held regularly scheduled meetings – the Audit Committee, the Compensation Committee, the Executive Committee, the Investment Committee, the Nominating Committee and the Risk Committee.

Audit Committee

The Board of Directors has an Audit Committee which was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently comprised of Stephen J. Kambeitz (Chair), Maureen Buchwald, Timothy S. McLain and Leon Zazworsky.  Ms. Buchwald and Messrs. Kambeitz, McLain and Zazworsky also served as members of the Audit Committee during the entire 2010 fiscal year.  Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each member of the Audit Committee qualifies as an independent director under the applicable NYSE Amex Rules and under SEC Rule 10A-3.

Upon the recommendation of the Nominating Committee, the Board of Directors has also determined that each of Ms. Buchwald, Mr. Kambeitz and Mr. McLain qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of SEC Regulation S-K and satisfies the financial sophistication requirement of the NYSE Amex Rules.  Ms. Buchwald served as Vice President of Administration and Secretary of the Board of Directors of Ariel Corporation for more than 20 years prior to her retirement in 1997.  In her capacity as Vice President of Administration, Ms. Buchwald oversaw the accounting functions of Ariel Corporation.  Mr. Kambeitz has served as President since 2008 and Chief Financial Officer since 2001 of R.C. Olmstead, Inc. and prior to thereto, served as Chief Financial Officer from 1999 to 2001 of Lighthouse Financial Services, Inc.  Mr. Kambeitz’s past professional experience includes service in financial or accounting roles with Fifth Third Bank; State Savings Company, where he served as Chief Financial Officer; Calibre Corporation; Worthington Industries, Inc.; and Peat, Marwick, Mitchell and Company.  Mr. McLain is a Certified Public Accountant who has been associated with the firm McLain, Hill, Rugg & Associates, Inc. since 1979, serving as Vice President since 1991.  In addition to the qualification of each of Ms. Buchwald, Mr. Kambeitz and Mr. McLain as an “audit committee financial expert,” Park’s Board of Directors strongly believes that each of the members of the Audit Committee is highly qualified to discharge the member’s duties on behalf of Park and our subsidiaries and satisfies the financial literacy requirement of the NYSE Amex Rules.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Audit Committee Charter”). A copy of the Audit Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com.  At least annually, the Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and recommends changes to the full Board of Directors as necessary.

The Audit Committee is responsible, among other things, for:

•	overseeing the accounting and financial reporting processes of Park and our subsidiaries;

•	overseeing the audits of the consolidated financial statements of Park;

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appointing, compensating and overseeing the work of the independent registered public accounting firm engaged by Park for the purpose of preparing or issuing an audit report or performing related work for Park or any of our subsidiaries;

•	determining hiring policies for employees or former employees of Park’s independent registered public accounting firm;

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appointing and determining the compensation for the Chief Auditor (the Head of the Internal Audit Department), reviewing and approving the Internal Audit Department budget, determining the compensation for all of the staff auditors, reviewing and approving the Internal Audit Procedures Manual and overseeing the work of the Internal Audit Department;

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instituting procedures for the receipt, retention and treatment of complaints received by Park regarding accounting, internal accounting controls or auditing matters, which procedures are outlined in Park’s Code of Business Conduct and Ethics;

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reviewing and approving transactions with Park and/or any of our subsidiaries in which a director or executive officer of Park, or any member of his or her immediate family, has a direct or indirect interest;

•	reviewing all significant regulatory examination findings requiring corrective action;

•	assisting the Board of Directors in the oversight of:

•	the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting;

•	the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the legal compliance and ethics programs established by Park’s management and the full Board of Directors, including the Code of Business Conduct and Ethics.

In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to Park or any of our subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation.  The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors.

The Audit Committee met ten times during the 2010 fiscal year.  The Audit Committee’s report relating to the 2010 fiscal year begins at page ___.

Compensation Committee

The Board of Directors has a Compensation Committee which is currently comprised of F. William Englefield IV (Chair), John J. O’Neill and Leon Zazworsky.  Messrs. Englefield, O’Neill and Zazworsky also served as members of the Compensation Committee during the entire 2010 fiscal year.  Upon the recommendation of the Nominating Committee, the Board of Directors has determined that each member of the Compensation Committee qualifies as an independent director under the applicable NYSE Amex Rules.  In addition, each current Compensation Committee member qualifies as an outside director for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and as a non-employee director for purposes of SEC Exchange Act Rule 16b-3.
The executive compensation standards under ARRA and the Interim Final Rule require that, during the ARRA Covered Period, Park establish and maintain a compensation committee consisting solely of independent directors for the purpose of reviewing employee compensation plans.  The Compensation Committee is a “compensation committee” for purposes of ARRA and the Interim Final Rule.  ARRA and the Interim Final Rule require that the Compensation Committee meet at least every six months and take the following actions:

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Discuss, evaluate and review all “SEO Compensation Plans” (as defined in the Interim Final Rule) with Park’s senior risk officer to ensure that the SEO Compensation Plans do not include incentives for our “Senior Executive Officers” (as defined in the Interim Final Rule) to take unnecessary and excessive risks that could threaten Park’s value.

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Discuss, evaluate and review all “Employee Compensation Plans” (as defined in the Interim Final Rule) with Park’s senior risk officer in light of the risks (including the short-term and long-term risks) posed to Park by such Employee Compensation Plans and how to limit such risks.

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Discuss, evaluate and review all Employee Compensation Plans and identify and eliminate features in the Employee Compensation Plans that could encourage the manipulation of reported earnings to enhance the compensation of any employee.

The Compensation Committee is required to both disclose the results, and certify completion, of the reviews described above in the Compensation Committee Report.  The disclosure and certifications in the form required by the Interim Final Rule issued by the U.S. Treasury are included in the section captioned “EXECUTIVE COMPENSATION — Compensation Committee Report” beginning on page ___.

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Compensation Committee Charter”).  A copy of the Compensation Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com. The Compensation Committee periodically reviews and reassesses the adequacy of the Compensation Committee Charter and recommends changes to the full Board of Directors as necessary.

The Compensation Committee’s primary responsibilities include:

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reviewing with Park’s management and approving the general compensation policy for the executive officers of Park and those other employees of Park and our subsidiaries whom the full Board of Directors directs;

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evaluating the performance of Park’s executive officers in light of goals and objectives approved by the Compensation Committee and determining those executive officers’ compensation based on that evaluation;

•	administering Park’s equity-based plans and any other plans requiring Compensation Committee administration and approving awards as required to comply with applicable laws, rules and regulations;

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overseeing the preparation of the compensation discussion and analysis and recommending to the full Board of Directors the inclusion of such compensation discussion and analysis in the annual proxy statement of Park in accordance with applicable NYSE Amex Rules and applicable SEC rules;

•	recommending to the Board of Directors the compensation for directors; and

•	reviewing and making recommendations to the full Board of Directors with respect to incentive compensation plans and equity-based plans in accordance with applicable laws, rules and regulations.

The Compensation Committee reviews Park’s organizational structure and succession plans for Park’s executive officers with the full Board of Directors as needed.  The Compensation Committee also carries out any other responsibilities delegated to the Compensation Committee by the full Board of Directors.

The Compensation Committee has the authority to retain one or more compensation consultants to assist in the evaluation of director and executive officer compensation.  The Compensation Committee has sole authority to retain and terminate any such compensation consultants, including sole authority to approve the consultants’ fees and other retention terms.

In 2010, the Compensation Committee retained Towers Watson to assist the Compensation Committee in structuring the compensation program for Park’s executive officers in light of the executive compensation limitations imposed by the Interim Final Rule as a result of Park’s participation in the Capital Purchase Program.  Please see the discussion under the heading “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Process Used to Set Compensation for 2010 – Role of Outside Advisers” beginning on page ___ for a detailed explanation of the services rendered by Towers Watson.

The Compensation Committee met four times during the 2010 fiscal year.  The compensation discussion and analysis regarding executive compensation for the 2010 fiscal year begins at page ___ and the Compensation Committee Report for the 2010 fiscal year begins on page ___.

Executive Committee

The Board of Directors has an Executive Committee which is currently comprised of William T. McConnell (Chair), C. Daniel DeLawder (Vice Chair), Harry O. Egger, F. William Englefield IV, John J. O’Neill and Leon Zazworsky.  Each member of the Executive Committee also served during the entire 2010 fiscal year.  David L. Trautman serves as a non-member Secretary to the Executive Committee.  The Executive Committee may exercise, to the fullest extent permitted by law and not delegated to another committee of the Board of Directors, all of the powers and authority granted to the Board.  The Executive Committee assists the Board of Directors in overseeing the staff employees who perform independent loan review functions at the subsidiaries of Park and determines the compensation of these staff employees.  The Executive Committee met eleven times during the 2010 fiscal year.

Investment Committee

The Board of Directors has an Investment Committee which is currently comprised of C. Daniel DeLawder (Chair), Harry O. Egger, William T. McConnell, John J. O’Neill, Rick R. Taylor and David L. Trautman.  Each member of the Investment Committee also served during the entire 2010 fiscal year. The Investment Committee reviews the activity in the investment portfolio of Park and our subsidiary banks, monitors compliance with Park’s investment policy and assists management with the development of investment strategies.  The Investment Committee met four times during the 2010 fiscal year.

Nominating Committee

The Board of Directors has a Nominating Committee which is currently comprised of Sarah Reese Wallace (Chair), F. William Englefield IV and Leon Zazworsky.  Ms. Wallace was appointed as a member and Chair of the Nominating Committee on February 8, 2011.  Messrs. Englefield and Zazworsky served as members of the Nominating Committee during the entire 2010 fiscal year.  John J. O’Neill served as a member and Chair of the Nominating Committee during the entire 2010 fiscal year and until February 8, 2011.  The Board of Directors has determined that each current member of the Nominating Committee qualifies as an independent director under the applicable NYSE Amex Rules and that Mr. O’Neill qualified as an independent director during his period of service on the Nominating Committee.

The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Nominating Committee Charter”).  A copy of the Nominating Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com.  The Nominating Committee periodically reviews and reassesses the adequacy of the Nominating Committee Charter and recommends changes to the full Board of Directors as necessary.

The primary purpose of the Nominating Committee is to identify qualified candidates for election, nomination or appointment to the Board of Directors and to recommend to the full Board a slate of director nominees for each annual meeting of the shareholders of Park or as vacancies occur between annual meetings of the shareholders.  In addition, the Nominating Committee provides oversight on matters surrounding the composition and operation of the Board of Directors, including the evaluation of Board performance and processes, and makes recommendations to the full Board in the areas of Board committee selection, including Board committee chairpersons and committee rotation practices.  The Nominating Committee also carries out any other responsibilities delegated to the Nominating Committee by the full Board of Directors.

The Nominating Committee met twice during the 2010 fiscal year.

Risk Committee

The Board of Directors has a Risk Committee which is currently comprised of Leon Zazworsky (Chair), James J. Cullers and F. William Englefield IV.  Each member of the Risk Committee also served during the entire 2010 fiscal year.  The Risk Committee assists the Board of Directors in monitoring management’s implementation and enforcement of Park’s risk management framework.  The Risk Committee’s primary duty and responsibility is to ensure that Park has in place an appropriate enterprise-wide process to identify, assess, monitor and control Park’s credit, market, liquidity, operational, legal and reputation risks (specifically excluding audit, financial reporting, compliance and litigation risks which are the primary responsibilities of the Audit Committee).  The Risk Committee reviews and assesses the Park Risk Management Policy annually and recommends changes to the full Board of Directors as necessary.  The Risk Committee reviews and approves Park’s risk management framework, monitors the level and trend of key risks, and monitors management’s compliance with risk tolerances established by the Board of Directors and Park’s policies.  Park’s senior risk officer meets with the Risk Committee at least quarterly, including in executive session, and provides reports to the Risk Committee regarding Park’s risk assessment and risk profile.  The Risk Committee met five times during the 2010 fiscal year.  At the July 19, 2010 Board of Directors meeting, Park’s senior risk officer provided an update of Park’s enterprise risk management.  On February 8, 2011, the Risk Committee met, along with Park’s senior risk officer and the Compensation Committee to conduct the discussion, evaluation and review of Park’s compensation plans required by ARRA and the Interim Final Rule.

The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors (the “Risk Committee Charter”).  A copy of the Risk Committee Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Park’s Internet Web site at www.parknationalcorp.com.  At least annually, the Risk Committee reviews and reassesses the adequacy of the Risk Committee Charter and recommends changes to the full Board of Directors as necessary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of Park’s Board of Directors is currently comprised of F. William Englefield IV (Chair), John J. O’Neill and Leon Zazworsky.  Messrs. Englefield, O’Neill and Zazworsky also served as members of the Compensation Committee during the entire 2010 fiscal year.  All of the members of the Compensation Committee are independent directors and none of them is a present or past employee or officer of Park or any of our subsidiaries.  During the 2010 fiscal year, none of Park’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on Park’s Board of Directors or Compensation Committee.

Each of Messrs. Englefield, O’Neill and Zazworsky as well as members of their immediate families and firms, corporations or other entities with which they are affiliated were customers of and had banking transactions (including loans and loan commitments) with Park National Bank, in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations.  The loans to these persons were made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries.  In addition, the loans to these persons have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features.

On December 23, 2009, under the terms of the Note Purchase Agreement, John J. O’Neill (through a related trust) purchased a Subordinated Note in the principal amount of $2,000,000 and Leon Zazworsky purchased a Subordinated Note in the principal amount of $1,000,000.  Each Subordinated Note was purchased at a purchase price of 100% of the principal amount thereof.  The Subordinated Notes mature on December 23, 2019.  Interest on the Subordinated Notes is payable quarterly, at a fixed rate of 10% per annum.  During the period from January 1, 2010 through March 9, 2011, Mr. O’Neill (through the related trust) was paid interest in the amount of $200,000 ($200,000 during the 2010 fiscal year) and Mr. Zazworsky was paid interest in the amount of $100,000 ($100,000 during the 2010 fiscal year).

EXECUTIVE OFFICERS

The following are the executive officers of Park, all of whom are elected annually and serve at the pleasure of the Board of Directors of Park.  This table lists each executive officer’s age as of the date of this proxy statement as well as the positions presently held by each executive officer with Park and our principal subsidiaries and his individual business experience.

Name	Age	Positions Held with Park and Our Principal Subsidiaries and Principal Occupation

C. Daniel DeLawder	61
Chairman of the Board since January 2005, Chief Executive Officer since January 1999, a member of the Board of Directors since April 1994 and President from 1994 to December 2004, of Park; Chairman of the Board since January 2005, Chief Executive Officer since January 1999, President from 1993 to December 2004, Executive Vice President from 1992 to 1993, and a member of the Board of Directors since 1992, of Park National Bank; a member of the Board of Directors of Vision Bank headquartered in Panama City, Florida since March 2007 and a member of the Board of Directors of the Vision Bank Division of Gulf Shores, Alabama since March 2007; a member of the Board of Directors from 1985 to March 2006, Chairman of the Board of Directors from 1989 to 2003, and President from 1985 to 1992, of the Fairfield National Division; a member of the Board of Directors of the Richland Bank Division from 1997 to January 2006; a member of the Board of Directors of the Second National Bank Division from 2000 to March 2006; a director of the Federal Reserve Bank of Cleveland since January 2007; a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009 (for the last two years, also served as Chairman of the Board of Trustees)

David L. Trautman	49
President since January 2005, Secretary since July 2002 and a member of the Board of Directors since January 2005, of Park; President since January 2005 and a member of the Board of Directors since 2002 of Park National Bank; Chairman of the Board from March 2001 to March 2006, a member of the Board of Directors from May 1997 to March 2006, and President and Chief Executive Officer from May 1997 to February 2002, of the First-Knox National Bank Division; Executive Vice President from February 2002 to December 2004 and Vice President from July 1993 to June 1997 of Park National Bank; a member of the Board of Directors of the United Bank Division from 2000 to March 2006

John W. Kozak	55
Chief Financial Officer of Park since April 1998; Senior Vice President since January 1999, Chief Financial Officer since April 1998, a member of the Board of Directors since December 2006, and Vice President from 1991 to 1998, of Park National Bank; Chief Financial Officer from 1980 to 1991, and a member of the Board of Directors from 1988 to May 2006 of the Century National Bank Division; a director of the Federal Home Loan Bank of Cincinnati from 2003 to 2005 (1)

(1)           A daughter of Mr. Kozak is married to a son of F. William Englefield IV, a director of Park.

PROPOSAL 2 – NON-BINDING ADVISORY VOTE ON COMPENSATION OF PARK’S EXECUTIVE OFFICERS

ARRA was signed into law on February 17, 2009.  In addition to a wide variety of programs intended to stimulate the economy, ARRA imposes significant requirements for and restrictions relating to the compensation arrangements of financial institutions that received government funds through TARP, including institutions like Park that participated in the Capital Purchase Program prior to the enactment of ARRA.  These requirements and restrictions apply throughout the ARRA Covered Period.

One of the requirements under EESA, as amended by ARRA, is that for any meeting of Park’s shareholders held during the ARRA Covered Period for which proxies will be solicited for the election of directors, Park must provide a separate shareholder vote to approve the compensation of Park’s executive officers, as disclosed in Park’s proxy statement pursuant to Item 402 of SEC Regulation S-K. This is commonly referred to as a “say on pay” vote.

As a shareholder of Park, you are being provided with the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution:

“RESOLVED, that the compensation paid to Park’s executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the tabular disclosure regarding executive officer compensation and the accompanying narrative disclosure, contained on pages ___ through ___ in this proxy statement, is hereby APPROVED.”

Because your vote is advisory, it will not:  (i) be binding upon Park’s Board of Directors or the Compensation Committee; (ii) overrule any decision made by Park’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by Park’s Board of Directors or the Compensation Committee.  However, the Compensation Committee will review the outcome of the advisory vote when considering future executive compensation arrangements.

As discussed in the sections captioned “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Executive Summary” beginning on page ___ and “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Conclusion” beginning on page ___, the Compensation Committee has determined that Park’s compensation program and policies, and the compensation paid to Park’s executive officers for the 2010 fiscal year, are reasonable and not excessive when evaluated in comparison both to our peer bank holding companies and to Park’s performance during the 2010 fiscal year.  The Compensation Committee also believes that Park’s compensation program strongly aligns with the interests of our shareholders in the long-term value of Park as well as the components that drive long-term value.  Shareholders are encouraged to read the section of this proxy statement captioned “Compensation Discussion and Analysis” beginning on page ____ as well as the tabular disclosure regarding executive officer compensation, together with the accompanying narrative disclosure, beginning on page ____.

Recommendation and Vote Required

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF PARK VOTE “FOR” APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION PAID TO PARK’S EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF SEC REGULATION S-K, IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE TABULAR DISCLOSURE REGARDING EXECUTIVE OFFICER COMPENSATION AND THE ACCOMPANYING NARRATIVE DISCLOSURE.

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve, in a non-binding advisory vote, the compensation paid to Park’s executive officers as disclosed in this proxy statement.  The effect of an abstention is the same as a vote “AGAINST” the proposal.  Broker non-votes will not be counted in determining whether the proposal has been approved.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our executive compensation program is managed by the Compensation Committee.  The Compensation Committee oversees our executive compensation plans and policies, administers our equity-based compensation plans and annually reviews and makes decisions regarding the compensation of Park’s executive officers and those other employees of Park and our subsidiaries whom the full Board of Directors directs.  In particular, the Compensation Committee determines the compensation of Park’s named executive officers (“NEOs”):

•	C. Daniel DeLawder, Chairman/CEO

•	David L. Trautman, President

•	John W. Kozak, CFO

Overall, we believe the NEOs have been paid conservatively as their compensation has only approximated the median levels of compensation paid by our peer bank holding companies despite financial performance that has been vastly superior to that of the median of our peer groups.  In addition, when considering the effectiveness of our compensation program for NEOs in 2010 and their support of our executive compensation program, shareholders should consider that:

•
Park’s performance in 2010 and 2009 continued to exceed the median results of all other bank holding companies in the United States with assets of $3 billion to $10 billion. There are 86 bank holding companies in this peer group (the “$3 billion to $10 billion Peer Group”), a list of which can be obtained by contacting Park’s Chief Financial Officer, at Park National Corporation, 50 North Third Street, Newark, Ohio 43055, Attention:  John W. Kozak.

•
Park did not offer NEOs annual or long-term cash incentive compensation awards in 2010 in order to comply with the limitations on executive compensation imposed by the Interim Final Rule as a result of Park’s participation in the CPP.

•
Consistent with Park’s recent practices, Park did not offer executive officers equity awards under Park’s 2005 Incentive Stock Option Plan, its only equity-based compensation plan in which employees, including NEOs, are eligible to participate.

•
Total annual cash compensation for NEOs in 2010 did not increase, remaining at the levels reported in 2009 and 2008.  In 2009 and 2008, the NEOs were paid annual incentive compensation awards for the twelve-month periods ended September 30, 2008 and September 30, 2007. Due to the limitations on executive compensation imposed by the Interim Final Rule, the Compensation Committee increased the base salary of each of the NEOs.  See the table included under the caption “Elements of Compensation for 2010 – Base Salary” below.

•
Cash compensation for the NEOs for 2010 approximated the median levels of 19 Midwest regional bank holding companies with assets between $3 billion and $17 billion (the “Midwest Regional Peer Group”), despite financial results for Park in both 2010 and 2009 that significantly exceeded the performance results of this group. See the summary financial results table in the section below captioned “Factors Influencing Compensation in 2010 – Park’s Performance in 2010”.

•
NEOs receive the same fringe benefits as other employees, except that Park maintains  a supplemental executive retirement plan (“SERP”) and an individual SERP agreement with each NEO, which are intended to make up for regulatory limits that apply to Park’s Defined Benefit Pension Plan (the “Park Pension Plan”) and the Park KSOP and provide total retirement benefits similar to those available to other employees.

•
Park provides a modest annual car allowance of $8,940 to the Chairman/CEO and the President, which serves a legitimate business need and is consistent with the competitive practices of other bank holding companies.

•	Park does not offer employment contracts, change-in-control agreements or termination benefits to NEOs.

•
The Compensation Committee reviewed Park’s compensation programs for all employees as required by the Interim Final Rule and concluded that these programs do not encourage excessive and unnecessary risk taking or create incentives for employees to manipulate Park’s reported earnings to enhance the compensation of any employee.

The discussion that follows summarizes each of these factors and examines (a) Park’s compensation philosophy and objectives, (b) the process used to set executive compensation for 2010, (c) the factors influencing compensation in 2010, (d) the elements of compensation awarded and (e) other policies affecting Park’s compensation program.

Compensation Philosophy and Objectives

Park’s success depends largely on the contributions of motivated, focused and energized executives all working to achieve our strategic objectives.  The Compensation Committee and senior management develop compensation programs for executives intended to provide a total compensation package that:

•	Attracts, rewards and retains NEOs and other highly qualified employees.

•	Motivates NEOs as well as other employees to achieve Park’s annual, long-term and strategic goals.

•	Rewards individual effort and performance with the primary objective of improving return on average common equity.

•	Encourages stock ownership by NEOs and other executives to foster an ownership culture.

Process Used to Set Compensation for 2010

The following three groups worked together to establish Park’s compensation program for 2010:

•	Compensation Committee

•	Senior Management

•	Outside Advisors

Role of Compensation Committee

The Compensation Committee is responsible for overseeing Park’s current executive compensation programs and approving any modifications to these programs, subject to any required approval by Park’s shareholders.  The Compensation Committee may request information from senior management regarding Park’s performance, compensation practices and programs to assist the Compensation Committee in its deliberations.  The Compensation Committee retains the right to hire outside advisors as needed to assist it in reviewing and revising Park’s compensation programs and providing information regarding competitive compensation levels, practices and policies in light of current trends.

The Compensation Committee annually assesses the performance of Park and the Chairman/CEO.  Based on this evaluation, the Compensation Committee determines the Chairman/CEO’s compensation for the year.  The Compensation Committee also reviews the Chairman/CEO’s compensation recommendations for both the President and the CFO, seeks appropriate input and approves final compensation levels.  Finally, the Compensation Committee provides guidance to the Chairman/CEO and the President to determine the compensation of other key executives of Park’s subsidiaries.

Role of Senior Management

Park’s senior management serves in an advisory or support capacity to the Compensation Committee.  Typically, the Chairman/CEO, the President and the Senior Vice President - Human Resources and Marketing participate in meetings of the Compensation Committee.  The CFO will participate as necessary or at the Compensation Committee’s request.  These individuals provide the Compensation Committee with information regarding Park’s performance and that of executives who participate in Park’s various compensation programs, such as historical compensation and benefit levels, plan costs, context for how compensation programs have changed over time and input regarding particular management issues that need to be addressed.  Senior management normally furnishes similar information to the Compensation Committee’s outside advisors.

Senior management provides input regarding the compensation recommendations made by outside advisors or the Compensation Committee.  Senior management also presents alternatives to these compensation recommendations for the Compensation Committee’s consideration.  Senior management implements, communicates and administers the programs approved by the Compensation Committee and reports any questions, concerns or issues.

The Chairman/CEO annually evaluates the performance of Park and the other executive officers.  Based on this evaluation, the Chairman/CEO recommends the compensation for both the President and the CFO for consideration, input and approval by the Compensation Committee.  The Compensation Committee authorizes the Chairman/CEO and the President to establish the pay for the Senior Vice Presidents and the Division Presidents of Park’s subsidiary banks.  Members of senior management present at Compensation Committee meetings excuse themselves from discussions regarding their individual compensation.

Role of Outside Advisors

Over the last several years, the Compensation Committee periodically has engaged and relied on input from Towers Watson (created by the merger of Towers Perrin and Watson Wyatt) regarding Park’s compensation programs.  The Compensation Committee has the right to retain Towers Watson or seek the opinion of other outside advisors.  Towers Watson’s lead consultant reports directly to the Compensation Committee Chair, who approves Towers Watson’s work, and interacts with management as needed to complete the work requested by the Compensation Committee.  Towers Watson provides no services to Park other than those provided to the Compensation Committee.

In 2010, Towers Watson assisted the Compensation Committee in structuring the compensation program for NEOs in light of the executive compensation limitations imposed by the Interim Final Rule.  Towers Watson provided information regarding how other bank holding companies subject to the Interim Final Rule structured their compensation programs.  In addition, Towers Watson analyzed Park’s compensation and return on common equity results relative to the Midwest Regional Peer Group to establish reasonable and defensible compensation levels.  The Midwest Regional Peer Group consists of the following regional bank holding companies:

1st Source Corporation	Fulton Financial Corporation
Capitol Bancorp Ltd.	Harleysville National Corporation
Chemical Financial Corporation.	Independent Bank Corp.
Citizens Republic Bancorp, Inc.	Integra Bank Corp.
F.N.B. Corporation	National Penn Bancshares Inc.
First Commonwealth Financial Corporation	Old National Bancorp.
First Financial Bancorp.	Susquehanna Bancshares, Inc.
First Merchants Corporation	United Bankshares, Inc.
FirstMerit Corporation	WesBanco, Inc.
Flagstar Bancorp, Inc.

Based on this information, Towers Watson developed and recommended a compensation program for the NEOs for 2010 to the Compensation Committee.  In 2010, Towers Watson also reviewed Park’s proxy statement for the Compensation Committee, providing appropriate comments and input consistent with its involvement.

In addition to Towers Watson, the Compensation Committee relies on legal advice from Park’s outside counsel, Vorys, Sater, Seymour and Pease, LLP, whose attorneys participate in meetings of the Compensation Committee as requested.

Park believes this approach is consistent with the practices for other bank holding companies of its size, reflects best practices regarding the governance of executive compensation programs and supports the compensation program’s objectives of delivering reasonable and appropriate compensation aligned with shareholders’ interests.

As a participant in the CPP, at each meeting of Park’s shareholders for which proxies are solicited in connection with the election of directors, Park must provide a separate, non-binding, shareholder advisory vote to approve the compensation of Park’s executive officers, as disclosed in Park’s proxy statement for that meeting.  At the 2010 Annual Meeting of Shareholders, Park’s shareholders approved Park’s executive compensation as disclosed in the proxy statement for that Annual Meeting, with the holders of 11,567,114 common shares, or approximately 95.5% of the common shares represented at that Annual Meeting and approximately 77.7% of the then outstanding common shares, voting for such approval.  While Park and the Compensation Committee reviewed the results of this advisory vote, the vote was not a significant factor in determining Park’s executive compensation decisions and policies for 2010.  As discussed below, the factors influencing Park’s executive compensation decisions and policies for 2010 and continuing into 2011 include:  (i) Park’s financial performance; (ii) Park’s performance in comparison to the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group; and (iii) the limitations on executive compensation imposed by the Interim Final Rule.

Factors Influencing Compensation in 2010

The following three factors influenced Park’s compensation program for 2010:

•
Park’s financial performance in 2009, which was 8% better than in 2008 (after excluding the impact of the goodwill impairment charge in 2008). Net income in 2009 was $74.2 million, compared to $68.7 million in 2008 (excluding the goodwill impairment charge).

•	Park’s performance in comparison to both the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group.

•	The executive compensation limitations imposed by the Interim Final Rule.

Park’s Performance in 2010

Internally, management’s efforts in 2010 produced results that were consistent with 2009 despite challenging economic conditions:

•	Total assets at the end of 2010 increased by $258.0 million, or 3.7% compared to the end of 2009. In addition, total loans increased by $92.3 million, or 2% compared to the end of 2009.

•	Net income was $74.2 million for both 2010 and 2009 and Park’s return on average assets was 0.97% for both 2010 and 2009.

•
Park’s return on common equity was 10.53% for 2010 compared to 11.81% in 2009. While this represents a 10.8% decline due to the issuance of 509,184 common shares during 2010, these results far exceed the median results of both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group in each of 2009 and 2010.

These results produced tangible benefits for shareholders as the price of Park’s common shares increased by approximately 23% from its closing price at the end of 2009 and Park was able to continue to pay dividends on its common shares at historic levels.

Externally, Park’s performance in 2010 continued to significantly exceed the median results of the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group as shown below:

	2010			2009
	Park	Midwest Regional Peer Group Median	$3 billion to $10 billion Peer Group Median *	Park	Midwest Regional Peer Group Median	$3 billion to $10 billion Peer Group Median
Return on Average Assets	0.97%	0.42%	0.45%	0.97%	0.09%	-0.18%
Return on Average Common Equity	10.53%	3.82%	2.98%	11.81%	-0.24%	-2.42%
Net Interest Margin	4.26%	3.66%	3.73%	4.22%	3.52%	3.57%
Other Fee Income/Average Assets	0.93%	1.13%	1.12%	1.05%	1.16%	1.20%
Other Expenses/Average Assets	2.66%	3.05%	2.91%	2.68%	3.27%	3.04%
Efficiency Ratio	54.75%	63.11%	66.81%	54.01%	65.28%	70.95%

*The 2010 financial data for the $3 billion to $10 billion Peer Group is for the nine months ended September 30, 2010.

Overall, Park’s performance supports pay levels for NEOs which are higher than the median levels paid to similarly-situated executives at other bank holding companies of similar size.

Limitations on Park’s Compensation Program

Park’s executive compensation program in 2010 needed to comply with the executive compensation limitations imposed by the Interim Final Rule, which:

•
Prohibit Park from paying or accruing any bonus, retention award or incentive compensation to or on behalf of the NEOs, except in limited circumstances.  Park eliminated annual incentive compensation for NEOs in 2010, which historically had constituted the largest part of the NEOs’ compensation. Historically, Park has not made retention awards.

•	Prohibit Park from paying any “golden parachute compensation” or providing tax gross-ups to the NEOs and other select employees. Park historically has never offered these arrangements to its NEOs.

•	Prohibit the NEOs and certain other employees from receiving the benefit of certain “excessive or luxury expenditures”. Historically, Park has not offered these types of benefits to its NEOs.

•
Disclosing the amount, nature and justification for offering any perquisite to certain employees with an aggregate value in excess of $25,000.  Each of Park’s Chairman/CEO and its President receive a car allowance of $745 per month, unchanged since 2008.  These benefits are not excessive relative to the perquisites provided by other bank holding companies of similar size and provide these two key executives with the funds to purchase a car intended primarily to be used for business purposes, such as visiting subsidiary banks and meeting key customers.  The aggregate value of this car allowance, which was $8,940 in 2010, was below the threshold requiring disclosure under the Interim Final Rule.

•
Establish a policy to recover (or “clawback”) bonuses or incentive compensation paid to the NEOs and other employees on the basis of materially inaccurate financial statements or materially inaccurate performance metric criteria.  Because the NEOs are prohibited from participation in Park’s annual incentive compensation plan, such a policy is not relevant for them.  However, each NEO has entered into a letter agreement with Park incorporating the clawback policies required by the Interim Final Rule.  In addition, under the terms of the respective plans, Park can recover SERP benefits and common shares received upon the exercise of incentive stock options in the event of an NEO’s malfeasance.

•
Prohibit Park from maintaining any compensation plan that creates incentives to manipulate Park’s reported earnings to enhance the compensation of any employee.  The Compensation Committee discussed, reviewed and evaluated each compensation plan with Park’s senior risk officer and concluded that these plans do not create such incentives.

•
Limit features in compensation plans that encourage management to take excessive and unnecessary risks that threaten the value of Park.  The Compensation Committee discussed, reviewed and evaluated all compensation plans with Park’s senior risk officer and concluded that these plans do not encourage excessive and unnecessary risk taking.

As a result of complying with these limitations, the Compensation Committee focused on base salaries and potential increases to base salaries to provide the NEOs with compensation that reflects Park’s superior performance as compared to the $3 billion to $10 billion Peer Group and the Midwest Regional Peer Group.

Elements of Compensation for 2010

Prior to 2010, Park’s compensation philosophy and objectives were satisfied through the payment of several types of incentive compensation, including annual incentive compensation tied to Park’s consolidated return on equity and long-term incentive compensation in the form of stock option grants.  The annual incentive compensation made up the largest part of each NEO’s annual compensation.   Park has not awarded equity compensation to the NEOs since 2005 and in 2010 eliminated annual incentive compensation as part of the NEO compensation program in order to comply with the executive compensation limitations imposed by the Interim Final Rule.  Park historically provided other compensation in the form of benefit and retirement plans.  These other forms of compensation remain unchanged.

Park’s compensation program for 2010 relied on only two elements:

•
Base salary, which rewards an executive’s skills, competencies, experience and individual performance.  Base salary can vary based on the achievement of individual goals, the executive’s duties and Park’s overall performance which influences its ability to pay or increase base salaries.

•
Other benefits which address basic life and income security needs as well as recognize an individual’s contributions to Park and our subsidiaries over a career.  For NEOs, these benefits are comparable with those received by other employees, except for participation in the SERP and the receipt of an annual car allowance by the Chairman/ CEO and the President.

Excluding other benefits, 100% of the NEOs’ direct compensation (consisting of base salary, annual incentive compensation and the estimated value of stock options) in 2010 was delivered in the form of base salary.  By comparison, base salary accounted for roughly 52% to 62% of NEOs’ direct cash compensation for the two prior years.

Base Salary

Base salary is the guaranteed part of an executive’s pay.  Park pays base salary to recognize the skills, competencies, experience and individual performance an executive brings to his or her role.  As a result, changes in base salary result primarily from changes in the executive’s responsibilities, an assessment of his or her annual performance and Park’s financial ability to pay base salaries and provide increases to them.

In determining base salaries for the NEOs for 2010, the Compensation Committee and senior management considered the following factors:

•	The executive compensation limitations imposed by the Interim Final Rule.

•
The structure of the compensation programs of other bank holding companies subject to the executive compensation limitations imposed by Interim Final Rule, which consisted of significant increases in base salary, base salaries that were slightly more than the prior year’s target cash compensation (consisting of both salary and target bonus), delivery of pay in a mix of cash and “salary stock” and restricted stock grants up to the limits allowed under the Interim Final Rule.

•	The inability of Park to grant “salary stock” or restricted stock under its equity-based compensation plan.

•	Return on common equity that exceeded the median of other bank holding companies of similar size and was actually in the $3 to $10 billion Peer Group’s top quintile.

•
Park’s results for 2009.  Positive results included a slight decrease in the provision for loan losses, an increase in net income and earnings per common share, maintenance of Park’s positive returns on average assets and average common equity compared to the negative results for the median of the $3 billion to $10 billion Peer Group and capital raising activities that strengthened Park’s balance sheet.  Negative results included a significant increase in nonperforming assets and the decline in Park’s stock price at the end of 2009.

Based on these factors, the Compensation Committee agreed to maintain the NEOs’ total cash compensation at the levels of the prior two years.  While the results of this decision resulted in significant base salary increases for the NEOs, it did not increase their total cash compensation, as seen in the following table:

	Year	Base Salary	Annual Incentive Compensation	Total Cash Compensation
C. Daniel DeLawder	2010	$773,525	$0	$773,525
Chairman/CEO	2009	473,525	300,000	773,525
	2008	473,525	300,000	773,525

David L. Trautman	2010	$563,250	$0	$563,250
President	2009	313,250	250,000	563,250
	2008	313,250	250,000	563,250

John W. Kozak	2010	$414,455	$0	$414,455
CFO	2009	214,455	200,000	414,455
	2008	214,455	200,000	414,455

Total cash compensation levels for 2010 were positioned slightly below the median of the Midwest Regional Peer Group for the Chairman/CEO and slightly above such median for the President and the CFO.  In comparison, Park’s return on common equity for 2010 and 2009 remained significantly better than the median of both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group.  From these perspectives, the Compensation Committee believes that the NEOs are conservatively paid.

Other Benefits

Park provides the NEOs with medical, dental, long-term disability and life insurance benefits under the same programs used to provide these benefits to all other employees.  NEO benefits are not tied to individual or corporate performance, which is the same approach used for other employees.  Moreover, changes to our NEOs’ benefits reflect the changes to the benefits provided to other employees.

The NEOs are also eligible to participate in several retirement programs.  These programs recognize contributions made by individuals over their respective careers and benefits normally are paid at retirement.  As a result, they can serve as a tool in retaining NEOs and other employees.

•
The NEOs may participate in the Park Pension Plan on the same terms and conditions as other employees.  The Park Pension Plan provides all participants, including the NEOs, a benefit based on the same formula of years of service and pay. The Park Pension Plan is discussed under the caption “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan” beginning on page ___.

•
The NEOs and other employees are eligible to participate in the Park KSOP.  Under the Park KSOP, eligible employees can defer a portion of their cash compensation (salary and bonus) and receive matching contributions by Park.  Historically, this match equaled 50% of the first 12% of cash compensation, up to annual limits imposed under the Internal Revenue Code and U.S. Treasury regulations, contributed by an employee in order to encourage employee savings.  However, Park suspended this matching contribution in the second half of 2009 for all officers including the NEOs, consistent with the practice of many other companies reflecting the uncertain economic environment.  Park re-established its matching contributions in 2010 but at the rate of 25% of the first 12% of cash compensation contributed by an employee, up to annual limits imposed under the Internal Revenue Code and U.S. Treasury regulations, in order to balance the cost of the Park KSOP with a desire to encourage employees to save for retirement.   While Park contributions are made in the form of Park common shares to help build stock ownership, participants have the ability to diversify their investments into other investments, including mutual funds and a “bank savings account” held at Park National Bank.

•
The NEOs receive benefits under the SERP, which is a nonqualified deferred compensation plan that permits the NEOs to accumulate retirement income in excess of the limitations imposed by the Park Pension Plan and the Park KSOP, which prevent the NEOs from accruing retirement benefits comparable to other employees solely by virtue of their relatively higher compensation.

SERP benefits are forfeited if an NEO terminates employment with Park prior to age 62.  As a result, the SERP helps enhance the retention and recruitment of highly qualified executives.

In addition, the SERP provides several important protections to Park.  An NEO must repay any SERP benefits received and forfeit any right to future SERP benefits if, following the NEO’s termination, Park later determines that “cause” existed to terminate the NEO prior to receipt of such benefits.  An NEO also forfeits any SERP benefits if, within twelve months of the NEO’s separation of service, the NEO violates the noncompetition and non-solicitation provisions of the SERP.

Park maintains split-dollar life insurance policies on behalf of each of the NEOs under which Park will receive proceeds in an amount equal to the premiums paid up to the date of death of the NEO plus earnings accrued in respect of the policy since the inception of the policy. Each NEO has the right to designate a beneficiary to whom the NEO’s share of the proceeds under the policy (approximately two times the NEO’s highest annual total compensation during the NEO’s employment with Park) is to be paid. Each policy remains in effect following the NEO’s retirement as long as the NEO is fully vested in the Park Pension Plan, has reached age 62, has not been employed by another financial services firm and was not terminated for cause.  If Mr. DeLawder’s share of the proceeds under his policy were computed as of December 31, 2010, his share would have been $1,911,980. If Mr. Trautman’s share of the proceeds under his policy were computed as of December 31, 2010, his share would have been $1,270,880.  If Mr. Kozak’s share of the proceeds under his policy were computed as of December 31, 2010, his share would have been $857,820.

Historically, Park has provided the NEOs with few perquisites in comparison to other bank holding companies of similar size.  Currently, Park only provides the Chairman/CEO and the President a modest car allowance of $745 per month or $8,940 annually, which has not changed since 2008.

Park has not historically entered into employment or change-in-control agreements with executive officers as part of its compensation program.

Other Compensation Policies

•
Accounting:  As a participant in the CPP, Park is prohibited from claiming an income tax deduction for any compensation to an NEO that exceeds $500,000.  Nonetheless, Park does not have a policy that requires all compensation paid to its NEOs in 2010 to be tax deductible.  While the Compensation Committee carefully considers the net cost and value to Park of maintaining the deductibility of all compensation, it also desires the flexibility to reward NEOs and other executives in a manner that enhances Park’s ability to attract and retain individuals as well as to create longer term value for shareholders.  Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Park’s compensation program.  Moreover, the Compensation Committee believes the incremental cost of the lost deduction is relatively modest.

•
Clawbacks:  Park has several policies to recover compensation or benefits in certain events.  As discussed above, Park can recover SERP payments received by an NEO if Park determines that the NEO could have been terminated for cause prior to the receipt of benefits.  In addition, Park can recover any common shares received upon exercise of an option six months before or five years after an NEO’s (or any other employee’s) termination and the violation of certain provisions (e.g., works for a competitor, engages in activity that causes substantial harm, solicits employees, discloses confidential information or engages in conduct that would have given rise to termination if it had been discovered prior to the executive’s termination).  These policies provide Park with additional protections and help mitigate the possibility of the NEOs taking unwarranted risks.  In addition, Park entered into a letter agreement with each NEO incorporating the clawback policies required by the Interim Final Rule.

•
Stock Ownership Guidelines:  While Park’s compensation program aims to encourage and build stock ownership, Park has not adopted stock ownership guidelines that are common at other companies.  The reason is quite simple.  Park’s NEOs and directors have personal stock holdings that are significantly greater than the typical stock ownership requirements.

Individual or Group	Value of Stock Holdings (YE 2010)	2009 Cash Compensation or Total Director Compensation	Stock Holdings/Cash Compensation or Total Director Compensation		2010 Base Salary or Total Director Compensation	Stock Holdings/ Cash Compensation or Total Director Compensation		Typical Practice for Individual Holding Same Position
C. Daniel DeLawder	$8,711,534	$773,525	11.3	x	$773,525	11.3	x	5xSalary
David L. Trautman	$3,610,173	$563,250	6.4	x	$563,250	6.4	x	3-4xSalary
John W. Kozak	$2,167,673	$414,455	5.2	x	$414,445	5.2	x	3xSalary

Average for Non-Employee Directors(1)	$1,949,445	$32,675	59.7	x	$32,686	59.6	x	3xRetainer

(1)	Does not include C. Daniel DeLawder, Harry O. Egger, William T. McConnell, William A. Phillips or David L. Trautman.

•	Hedging: Park’s Insider Trading Policy prohibits NEOs and other employees from hedging the economic risk associated with their ownership of Park common shares.

Annual Bonus Pool for 2010

For the reasons discussed above, Park could not offer annual incentive compensation opportunities to the NEOs in 2010.  However, Park’s Chairman/CEO recommended that an incentive compensation pool of $5.3 million for 2010 be created and paid to other Park affiliate officers. This pool was based on results for the twelve-month period ended September 30, 2010 in comparison to the $3 billion to $10 billion Peer Group.  Park had a return on common equity of 10.03% for the twelve months ended September 30, 2010 compared to the $3 billion to $10 billion Peer Group median of 5.4%.  Park’s performance results represented the 80.7 percentile compared to the $3 billion to $10 billion Peer Group.

The $5.3 million incentive compensation pool, determined in the manner described under the caption “Incentive Compensation Plan for 2010 and 2011” below, compares to $6.0 million for the twelve-month period ended September 30, 2009 and $9.4 million for the twelve-month period ended September 30, 2008. These funds were distributed to the officers of Park’s subsidiaries and their divisions (other than the NEOs and other employees subject to the limitations on the payment or accrual of bonus compensation imposed by the Interim Final Rule) based on the assessment conducted by the Chairman/CEO and the President of the performance of the officers’ respective banking division or department and their individual performances.

Incentive Compensation Plan for 2010 and 2011

Park began transitioning to a new incentive compensation plan in 2010 and is still transitioning to the new methodology for 2011.  The new plan structure incorporates Park’s desire to have a compensation plan that reflects Park’s performance as compared to its peers. Officers will continue to have a base salary consistent with their duties, responsibilities, performance and experience. Additionally, officers are eligible to receive incentive compensation, based on a percentage of their salary. Higher levels of incentive compensation will be paid to officers as they accept more responsibilities within the Park organization.  Incentive compensation eligibility will be determined based on Park’s return on common equity relative to that of Park’s $3 billion to $10 billion Peer Group, with the goal being that officers’ total compensation will be proportionate to Park’s performance compared to this Peer Group (e.g., if Park performs in the 80th percentile of the $3 billion to $10 billion Peer Group, total cash compensation will also be approximately at the 80th percentile).  Finally, Park’s officers will only be eligible to receive incentive compensation if Park’s net income, after accruing for incentive compensation, exceeds the aggregate amount of dividends declared and paid on common shares and Series A Preferred Shares for the year in question by 10% or more.

If the new incentive compensation methodology had been fully adopted for 2010, the pool would need to have been approximately $7.4 million for 2010, in order to pay officers at the 75th percentile of the $3 billion to $10 billion Peer Group reflecting the relative performance of Park. The Compensation Committee, with the recommendation of the Chairman /CEO, felt that it was reasonable to have a more modest incentive compensation pool for 2010 and work to fully transition to the new methodology in coming years.

Conclusion

The compensation program in 2010 for Park’s NEOs reflects Park’s compensation philosophy, complies with the limits on executive compensation imposed by the Interim Final Rule, mirrors the practices of other bank holding companies subject to similar limitations, produced compensation levels comparable to those from 2009 and equal to the medians of peer bank holding companies (the Midwest Regional Peer Group) despite financial results that were well above the median performance of both the Midwest Regional Peer Group and the $3 billion to $10 billion Peer Group.  In addition, the compensation program excludes a number of problematic compensation practices (e.g., excessive perks, retention awards, employment contracts and change-in-control agreements).  We believe it has represented shareholders’ interests in a responsible and reasonable fashion.

Compensation Committee Report

The Compensation Committee of Park’s Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of Park’s Board of Directors certifies that it has:

•
Reviewed with Park’s senior risk officer the SEO Compensation Plans, each as defined in the regulations and guidance established under Section 111 of EESA, and has made all reasonable efforts to ensure that these plans do not encourage Senior Executive Officers, as defined in the regulations and guidance established under Section 111 of EESA, to take unnecessary and excessive risks that threaten the value of Park.

•
Reviewed with Park’s senior risk officer the Employee Compensation Plans, as defined in the regulations and guidance established under Section 111 of EESA, and has made all reasonable efforts to limit any unnecessary risks these plans pose to Park.

•	Reviewed the Employee Compensation Plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Park to enhance the compensation of any employee.

On February 8, 2011, the Compensation Committee met, along with Park’s senior risk officer and the Risk Committee, and conducted the discussion, evaluation and review of Park’s SEO Compensation Plans and Employee Compensation Plans required by ARRA and the Interim Final Rule.  As a result of this discussion, evaluation and review, the Compensation Committee concluded that the existing structure and operation of the SEO Compensation Plans and the Employee Compensation Plans did not require that any changes be made to these plans in order to comply with the requirements of ARRA and the Interim Final Rule.

Risk Analysis

The Compensation Committee reviewed each SEO Compensation Plan to determine whether the plan contained incentives for Senior Executive Officers or other employees to take unnecessary or excessive risks that threaten the value of Park.  The Compensation Committee also reviewed each Employee Compensation Plan using this standard, which is more stringent than required by ARRA or the Interim Final Rule.

The specific SEO Compensation Plans and Employee Compensation Plans reviewed by the Compensation Committee were:  (i) the annual incentive plan, which provides for annual incentive compensation based on Park’s return on common equity as compared to that of a peer group (the $3 billion to $10 billion Peer Group); (ii) the 2005 Incentive Stock Option Plan, pursuant to which Park may grant incentive stock options; (iii) miscellaneous incentive plans, which are informal arrangements that allow Park employees to earn small amounts of incentive compensation; (iv) the SERP Agreements, pursuant to which Senior Executive Officers and other executives may receive supplemental pension benefits; (v) the split-dollar life insurance policies, which provide Senior Executive Officers and other executives with death benefits; (vi) a deferred compensation plan, which allows employees of the Security National Division to voluntarily defer a portion of their compensation; and (vii) certain “Salary Continuation Plans” and “Change in Control Agreements” entered into with employees of Vision Bank, all of which provide for severance-type benefits.

The Compensation Committee concluded that:  (i) the annual incentive plan does not create incentives for Senior Executive Officers or other employees to take unnecessary and excessive risks because the amount of any payments is both discretionary and based on comparative performance, factors over which employees have little control; (ii) the 2005 Incentive Stock Option Plan does not create incentives for Senior Executive Officers or other employees to take unnecessary and excessive risks because incentive stock options are intended to create a link to long-term value creation and the common shares of Park acquired upon exercise of an incentive stock option are generally required to be held for five years; (iii) the miscellaneous incentive plans do not create incentives for Senior Executive Officers or other employees to take unnecessary and excessive risks because the amounts payable under these informal arrangements are not a material element of compensation; and (iv) none of the other plans create incentives for Senior Executive Officers or other employees to take unnecessary and excessive risks because the amounts payable under these plans are not contingent on Park’s financial or other performance.

Earnings Analysis

The Compensation Committee reviewed each Employee Compensation Plan to determine whether the Employee Compensation Plan includes features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any employee.  The Compensation Committee limited its review to Park’s annual incentive plan and miscellaneous incentive plans, which are the only Employee Compensation Plans under which the amount payable is based, directly or indirectly, on Park’s reported earnings.

The Compensation Committee concluded that:  (i) the annual incentive plan does not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any employees because the amount of any payments is discretionary and based on comparative performance, factors over which employees have little control; and (ii) the miscellaneous incentive plans do not contain features that would encourage the manipulation of Park’s reported earnings to enhance the compensation of any employees because the amounts payable under these informal arrangements are not a material element of compensation.

Submitted by the members of the Compensation
Committee:

F. William Englefield (Chair)
John J. O’Neill
Leon Zazworsky

Summary Compensation Table

The following table summarizes the total compensation awarded or paid to, or earned by, each of the NEOs for each of the 2010 fiscal year, the 2009 fiscal year and the 2008 fiscal year.  Dollar amounts have been rounded up to the nearest whole dollar.  Park has not entered into an employment agreement with any of its executive officers.  No option awards or stock awards were made to the NEOs for the 2010 fiscal year, the 2009 fiscal year or the 2008 fiscal year.

In the 2010 fiscal year, base salary represented approximately 73%, 82% and 82% of the total compensation for Mr. DeLawder, Mr. Trautman and Mr. Kozak, respectively.  In the 2009 fiscal year, base salary represented approximately 68%, 78% and 80% of the total compensation for Mr. DeLawder, Mr. Trautman and Mr. Kozak, respectively.  Under the provisions of ARRA and the Interim Final Rule, Park was prohibited from paying or accruing any bonus, retention award or incentive compensation to Messrs. DeLawder, Trautman and Kozak in respect of each of the 2010 fiscal year and the 2009 fiscal year.

In the 2008 fiscal year, base salary represented approximately 46%, 47% and 43% of the total compensation for Mr. DeLawder, Mr. Trautman and Mr. Kozak, respectively, and the bonus (under Park’s incentive compensation plan) was approximately 29%, 38% and 40% of the total compensation for Mr. DeLawder, Mr. Trautman and Mr. Kozak, respectively.

Summary Compensation Table for 2010

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)		Total ($)
C. Daniel DeLawder	2010	$773,525	$0		$272,913	$20,289	(4)	$1,066,727
Chairman of the Board and	2009	$473,525	$0		$207,694	$15,369	(5)	$696,588
Chief Executive Officer of Park and Park National Bank	2008	$473,525	$300,000	(3)	$238,593	$20,776	(6)	$1,032,884

David L. Trautman	2010	$563,250	$0		$115,777	$10,271	(7)	$689,298
President and Secretary of	2009	$313,250	$0		$77,372	$11,009	(8)	$401,631
Park and President of Park National Bank	2008	$313,250	$250,000	(3)	$85,612	$17,506	(9)	$666,368

John W. Kozak	2010	$414,455	$0		$85,645	$5,177	(10)	$505,277
Chief Financial Officer of	2009	$214,455	$0		$45,957	$6,902	(11)	$267,314
Park and Senior Vice President and Chief Financial Officer of Park National Bank	2008	$214,455	$200,000	(3)	$75,834	$6,904	(12)	$497,193

(1)           The amounts shown for the 2008 fiscal year reflect the amounts earned in respect of performance for the twelve-month period ended September 30, 2008 under Park’s incentive compensation plan.

(2)           The amounts shown reflect the aggregate change in the actuarial present value of the NEO’s accumulated benefits under the Park Pension Plan and the SERP (and each individual’s SERP Agreement as in effect during the applicable fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements.  The benefits to be provided under the Park Pension Plan and the SERP (and the related SERP Agreements) are more fully described under the heading “Post-Employment Payments and Benefits” beginning on page ___.

(3)           On January 23, 2009, the Compensation Committee determined that the amounts earned by Messrs. DeLawder, Trautman and Kozak under Park’s incentive compensation plan in respect of performance for the twelve-month period ended September 30, 2008, should remain the same as for the twelve-month period ended September 30, 2007.  Under the terms of ARRA prohibiting, except in limited circumstances, the payment or accrual of any bonus, retention award or incentive compensation with respect to Park’s five most highly-compensated employees (the “Incentive Compensation Payment Prohibition”), it was unclear whether Park would be permitted to pay the incentive compensation awards to Messrs. DeLawder, Trautman and Kozak for the twelve-month period ended September 30, 2008.  The Interim Final Rule clarified the “valid employment contract” exception to the Incentive Compensation Payment Prohibition such that the specific circumstances underlying the computation and determination, and subsequent payment to Messrs. DeLawder, Trautman and Kozak, of the incentive compensation awards for the twelve-month period ended September 30, 2008 fall within the scope of the “valid employment contract” exception.  Accordingly, on July 20, 2009, the Compensation Committee took action to authorize the payment of the incentive compensation awards for the twelve-month period ended September 30, 2008 to Messrs. DeLawder, Trautman and Kozak as shown in this column for 2008.

(4)	The amount shown reflects:

•	$3,881, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•	$4,125, representing the contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2010 pre-tax elective deferral contributions;

•
$3,343, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2010 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2010 fiscal year.

(5)	The amount shown reflects:

•	$3,518, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$2,911, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2009 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2009 fiscal year.

(6)	The amount shown reflects:

•	$3,174, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$5,990, representing the final contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2008 pre-tax elective deferral contributions.  Of the $7,078 matching contribution which had been reported in the Summary Compensation Table for 2008 included in Park’s proxy statement for the Annual Meeting of Shareholders held on April 20, 2009 (“Park’s 2009 Proxy Statement”), $1,088 was forfeited in 2009 in conjunction with the partial refund of Mr. DeLawder’s pre-tax elective deferral contribution as required to satisfy compliance tests applicable to the Park KSOP;

•
$2,662, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2008 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. DeLawder during the 2008 fiscal year.

(7)	The amount shown reflects:

•	$851, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$480, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2010 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2010 fiscal year.

(8)	The amount shown reflects:

•	$775, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$1,294, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2009 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2009 fiscal year.

(9)	The amount shown reflects:

•	$712, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$6,662, representing the final contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2008 pre-tax elective deferral contributions.  Of the $7,750 matching contribution which had been reported in the Summary Compensation Table for 2008 included in Park’s 2009 Proxy Statement, $1,088 was forfeited in 2009 in conjunction with the partial refund of Mr. Trautman’s pre-tax elective deferral contribution as required to satisfy compliance tests applicable to the Park KSOP;

•
$1,192, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2008 fiscal year); and

•	$8,940, representing the aggregate amount of the $745 monthly automobile allowance received by Mr. Trautman during the 2008 fiscal year.

(10)	The amount shown reflects:

•	$1,012, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•	$4,125, representing the contribution to the Park KSOP on Mr. Kozak’s behalf to match his 2010 pre-tax elective deferral contributions; and

•
$40, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2010 fiscal year).

(11)	The amount shown reflects:

•	$944, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•	$5,923, representing the contribution to the Park KSOP on Mr. Kozak’s behalf to match his 2009 pre-tax elective deferral contributions; and

•
$35, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2009 fiscal year).

(12)	The amount shown reflects:

•	$884, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy maintained on his behalf by Park National Bank;

•
$5,990, representing the final contribution to the Park KSOP on Mr. Kozak’s behalf to match his 2008 pre-tax elective deferral contributions.  Of the $7,078 matching contribution which had been reported in the Summary Compensation Table for 2008 included in Park’s 2009 Proxy Statement, $1,088 was forfeited in 2009 in conjunction with the partial refund of Mr. Kozak’s pre-tax elective deferral contribution as required to satisfy compliance tests applicable to the Park KSOP; and

•
$30, representing the amount of the premium deemed to have been paid on behalf of Mr. Kozak under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement as in effect during the 2008 fiscal year).

Grants of Plan-Based Awards

No incentive stock options were granted to any of the NEOs during the 2010 fiscal year.

Park does not maintain any non-equity incentive plans or equity incentive plans as those terms are defined under Item 402(a)(6) of SEC Regulation S-K.

Outstanding Incentive Stock Options at Fiscal Year-End

None of the NEOs held unexercised incentive stock options at the end of the 2010 fiscal year.  Park has never granted any other form of equity-based award to the NEOs.

Exercises of Incentive Stock Options

None of the NEOs exercised any incentive stock options during the 2010 fiscal year.  Park has never granted any other form of equity-based award to the NEOs.

Post-Employment Payments and Benefits

Pension and Supplemental Benefits

Park Pension Plan

The Park Pension Plan covers employees of Park’s subsidiaries who have attained age 21 and completed one year of service.  Under the Park Pension Plan, annual benefits are paid in monthly installments for life with 120 months of payments guaranteed.  For purposes of the Park Pension Plan, an employee’s “normal retirement date” is the earlier of the first day of the month coincident with or next following the employee reaching age 70 1/2 or the employee reaching age 65 and completing five years of service.

The amount of annual “normal retirement benefit” to be paid in monthly installments to an eligible employee is the greater of:

•	29% of the average monthly compensation of the employee reduced for expected years of service at normal retirement less than 25; or

•
29% of the average monthly compensation plus 16% of the average monthly compensation in excess of one-twelfth of covered compensation reduced for expected years of service at normal retirement less than 35.

The average monthly compensation of an employee is calculated by averaging the highest five consecutive calendar years of compensation as reported on the employee’s Forms W-2 during the ten calendar years preceding the date of determination.  Base salary and incentive compensation, including elective deferral contributions, are included in calculating an employee’s monthly compensation for purposes of the Park Pension Plan.

In addition, the employees of certain of our subsidiary banks (and their respective divisions) participated in pension plans maintained for their benefit prior to the bank’s being acquired by Park and the merger of the bank’s pension plan into the Park Pension Plan.  Benefits under the Park Pension Plan cannot be less than the sum of the benefit provided under the merged pension plan and the Park Pension Plan based on years of service since the date of merger of the two plans.

Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park Pension Plan, and the amount of plan benefits payable annually under such a plan.  Total compensation in excess of the limit will not be taken into account for benefit calculation purposes.  The average of the maximum annual total compensation which may be used in determining plan benefits under qualified defined benefit plans for the past five years is $233,000.  The 2010 monthly rate of total compensation used to determine benefits was limited to $20,417 per month, which is the equivalent of an annual total compensation of $245,000.

If an employee elects to retire after completing ten years of service and reaching 55 years of age, the employee may receive a monthly benefit for life with 120 months of payments guaranteed beginning at his or her normal retirement date equal to the “accrued benefit” at the early retirement date.   Payments to the employee may begin immediately, with the benefit being reduced one fifteenth (1/15th) for the first five years and one thirtieth (1/30th) for the next five years.   For purposes of the Park Pension Plan, the “accrued benefit” at any time prior to an employee’s normal retirement date is the normal retirement benefit as described above multiplied by a fraction, the numerator of which is the employee’s total years of service as of the date of determination and the denominator of which is the employee’s expected years of service at normal retirement.

An employee may continue employment with Park and/or one of our subsidiaries after his or her normal retirement date.  In such an event, the employee will receive the benefit he or she would have received on his or her normal retirement date actuarially increased to reflect delayed payment.  Notwithstanding the foregoing, the benefit received by such an employee will not be less than the benefit accrued at delayed retirement reflecting service and compensation to such date.

Upon the termination of employment after five or more years, an employee has a vested interest in his or her accrued benefit which will be payable on the normal retirement date.  An employee will have no vested interest if he or she terminates employment after less than five years of service with Park and/or one of our subsidiaries.  An employee who terminates employment with ten or more years of service with Park and/or one of our subsidiaries may elect to receive his or her vested interest as early as age 55.

If an employee becomes totally and permanently disabled prior to his or her normal retirement date and retires after being determined to be disabled by the Compensation Committee for at least six months, he or she will receive a disability retirement benefit equal to his or her “accrued benefit” at disability reduced actuarially for payment preceding normal retirement.

In the event of a married employee’s death after the completion of five years of service, but prior to meeting the eligibility requirements for early retirement, the participant will be assumed to have terminated employment the day before his or her death, survived to his or her early retirement date, elected a joint and one-half survivor benefit, and passed away the following day.  If an unmarried employee dies prior to the early retirement age, the survivor annuity will be 50% of the 10-year certain and life annuity payable to such employee if such employee had terminated employment one day prior to his or her death.

In the event of a married employee’s death after meeting the requirements for early retirement, his or her surviving spouse will receive one-half of the joint and one-half survivor benefit calculated on the day before his or her death.  If an unmarried employee or unmarried “inactive” employee dies on or after the early retirement age, the survivor annuity will be computed as if he or she started receiving a 10-year certain and life annuity on the day before his or her death.

For a vested terminated employee, death benefits are calculated the same as for active employees, but based on the employee’s accrued benefit at his or her termination date.

An eligible employee of Park and/or one of our subsidiaries may opt to receive his or her benefits pursuant to the following methods of settlement that are actuarially equivalent to the normal form of annuity:

•	a benefit to be paid during the employee’s lifetime with one-half of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit to be paid during the employee’s lifetime with three-fourths of the benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•
a benefit to be paid during the employee’s lifetime with a percentage of the benefit or the same benefit to be continued to be paid to the employee’s spouse for his or her lifetime after the employee’s death;

•	a benefit payable in equal installments during the employee’s lifetime;

•	a benefit to be paid for 120 months certain and thereafter for life; or

•	an unlimited lump-sum settlement for retirees and a lump-sum settlement under $5,000 for vested employees who have not yet retained retirement age.

It is not possible for an employee’s years of service under the Park Pension Plan to exceed the employee’s actual years of service with Park and/or our subsidiaries.

Supplemental Executive Retirement Benefits

The NEOs receive additional benefits under the SERP arrangements generally to the degree their projected benefits from the Park Pension Plan and Park’s contributions under the Park KSOP and Social Security benefits are less than 40% of their projected annual compensation (salary and bonus) at age 62.

Park or one of our subsidiaries purchased split dollar life insurance policies in order to fund the obligations under the SERP arrangements.  Generally, these policies provide a benefit equal to the benefit a SERP participant would have been paid if the SERP participant had not died before age 84.  Thus, the policies provide no additional benefit to the NEOs but help Park and our subsidiaries meet their commitments to them.

Executives with SERP arrangements forfeit their benefits if they terminate their employment with Park prior to age 62, strengthening the retention aspects of this program.  However, an individual can receive a partial benefit if his or her termination is related to a substantial disability or a full benefit if there is a change in control of Park.

The SERP arrangements have demanding repayment and forfeiture provisions associated with them.  Park can recoup SERP benefits that have already been paid if Park determines there was cause to terminate a SERP participant prior to the SERP participant receiving benefits.  Moreover, a SERP participant would forfeit the right to future benefits in such a situation.  In addition, SERP participants forfeit their rights to future benefits if they violate certain non-competition, non-solicitation of customers and non-solicitation of employees covenants during a period of 12 months following their separation from service with Park and our subsidiaries.  As a result, while the SERP arrangements provide NEOs with additional retirement benefits, they also offer important protections to Park, which the Compensation Committee sees as reasonable.

The Interim Final Rule prohibits Park from making any golden parachute payments to Park’s Senior Executive Officers.  For purposes of the Interim Final Rule, SERP payments to Messrs. DeLawder, Trautman and Kozak would be considered payments for services performed or benefits accrued and not golden parachute payments.  Under the Interim Final Rule, a payment is considered to be for services performed or benefits accrued, which includes payments from a benefit plan or deferred compensation plan, if: (i) the plan was in effect for at least one year prior to the employee’s departure; (ii) payment is made pursuant to the plan as in effect no later than one year before the departure and in accordance with any amendments during this one-year period that do not increase the benefits payable; (iii) the employee had a vested right to payment at the time of the departure or the change in control; (iv) benefits were accrued each period only for current or prior services rendered; (v) payment was not based on any discretionary acceleration of vesting or accrual of benefits occurring later than one year before the departure or the change in control event; and (vi) Park has recognized a compensation expense and accrued a liability for benefit payments according to United States generally accepted accounting principles or segregated or otherwise set aside assets in a trust for payment of benefits.  In this case, any payments made under the SERP in 2010 would have satisfied these requirements and, accordingly, would not be subject to the prohibition on golden parachute payments. Park and each of the NEOs entered into a letter agreement in which the NEO agreed to amend the compensation and benefit plans of Park in which the NEO participates, including the SERP, to the extent necessary to give effect to the prohibition on golden parachute payments.

Pension Benefits for 2010

The following table shows the actuarial present value of each NEO’s accumulated benefit, including the number of years of service credited to each NEO, under each of the Park Pension Plan and the SERP (and each NEO’s SERP Agreement as in effect during the 2010 fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements and summarized in Note 13 of the Notes to Consolidated Financial Statements located on pages ___ and ___ of Park’s 2010 Annual Report.

Pension Benefits for 2010

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
C. Daniel DeLawder	Park Pension Plan (1)	40	$784,780	$0
	SERP	14	$1,137,851	$0

David L. Trautman	Park Pension Plan	27	$278,645	$0
	SERP	3	$149,607	$0

John W. Kozak	Park Pension Plan (2)	31	$433,899	$0
	SERP	14	$18,429	$0

(1)           Mr. DeLawder is eligible for early retirement under the Park Pension Plan.  The present value of his early retirement benefit was $797,284 at December 31, 2010.  This value increased by $130,916 during the 2010 fiscal year.

(2)           Mr. Kozak is eligible for early retirement under the Park Pension Plan.  The present value of his early retirement benefit was $465,983 at December 31, 2010.  Mr. Kozak was not eligible for early retirement prior to the 2010 fiscal year.

Potential Payouts upon Termination of Employment or Change in Control

Supplemental Executive Retirement Benefits

The provisions of the SERP arrangements addressing the impact of a change of control and the subsequent termination of an individual covered thereby are described under the heading “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Retirement Benefits” beginning on page ___.

Other Potential Payouts

Regardless of the manner in which an NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment.  Such amounts would include:

•	the balance of the NEO’s account under the Park KSOP;

•	unused vacation pay; and

•
amounts accrued and vested under the Park Pension Plan paid in accordance with the terms of the Park Pension Plan, as discussed in more detail beginning on page ___ under the heading “Post-Employment Payments and Benefits — Pension and Supplemental Benefits — Park Pension Plan.”

If an NEO retires after reaching age 55, in addition to the items identified in the preceding paragraph, the NEO will be entitled to receive a lump-sum payment of the present value of the benefit to which he would have been entitled under the Park Pension Plan, as discussed in more detail beginning on page ___ under the heading “Post-Employment Payments and Benefits — Pension and Supplemental Benefits — Park Pension Plan.”

If an NEO retires after reaching age 62, in addition to the items identified in the preceding paragraphs, the NEO will receive:

•
the supplemental executive retirement benefits discussed beginning on page ___ under the heading “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Retirement Benefits”; and

•
continued coverage under the split-dollar life insurance policy maintained on his behalf by Park National Bank, as discussed in more detail beginning on page ___ under the heading “Compensation Discussion and Analysis – Elements of Compensation for 2010 – Other Benefits”.

In the event of the death or disability of an NEO, in addition to the benefits identified in the preceding paragraph(s), the NEO or his beneficiary, as appropriate, will receive:

•	benefits under Park’s disability insurance plan; and

•
his share of the proceeds under the split-dollar life insurance policy maintained on his behalf by Park National Bank, as discussed in more detail beginning on page ___ under the heading “Compensation Discussion and Analysis – Elements of Compensation for 2010 – Other Benefits”.

The following table summarizes payments which would have been made to the NEOs if a retirement or termination event had occurred on December 31, 2010.  Actual amounts to be paid out can only be determined at the time of an NEO’s actual separation from service with Park.

	Voluntary Termination on 12/31/10	Early Retirement on 12/31/10	Normal Retirement on 12/31/10	Involuntary Not for Cause Termination on 12/31/10	For Cause Termination on 12/31/10	Disability on 12/31/10	Death on 12/31/10
C. Daniel DeLawder
Park KSOP	$1,043,967	$1,043,967	$1,043,967	$1,043,967	$1,043,967	$1,043,967	$1,043,967
Park Pension Plan (1)	$797,284	$797,284	$797,284	$797,284	$797,284	$797,284	$797,284
SERP - Life Insurance	$–	$–	$–	$–	$–	$–	$2,422,714
Split-Dollar Life Insurance	$–	$–	$–	$–	$–	$–	$1,911,980
Total	$1,841,251	$1,841,251	$1,841,251	$1,841,251	$1,841,251	$1,841,251	$6,175,945

David L. Trautman
Park KSOP	$564,049	$564,049	$564,049	$564,049	$564,049	$564,049	$564,049
Park Pension Plan (1)	$278,645	$278,645	$278,645	$278,645	$278,645	$278,645	$278,645
SERP – Life Insurance	$–	$–	$–	$–	$–	$–	$1,342,000
Split-Dollar Life Insurance	$–	$–	$–	$–	$–	$–	$1,270,880
Total	$842,694	$842,694	$842,694	$842,694	$842,694	$842,694	$3,455,574

John W. Kozak
Park KSOP	$402,834	$402,834	$402,834	$402,834	$402,834	$402,834	$402,834
Park Pension Plan (1)	$465,983	$465,983	$465,983	$465,983	$465,983	$465,983	$465,983
SERP – Life Insurance	$–	$–	$–	$–	$–	$–	$40,702
Split-Dollar Life Insurance	$–	$–	$–	$–	$–	$–	$857,820
Total	$868,817	$868,817	$868,817	$868,817	$868,817	$868,817	$1,767,339

(1)           Reflects the estimated lump-sum present value of the benefits to which the NEO would be entitled under the Park Pension Plan.

DIRECTOR COMPENSATION

Park uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors.  To align the interests of Park’s directors and shareholders, Park’s Regulations require that all directors of Park be shareholders.  Park does not have a requirement which addresses the number of common shares that need to be retained by directors.

Annual Retainers and Meeting Fees

Each director of Park who is not an employee of Park or one of our subsidiaries (a “non-employee director”) currently receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of 120 common shares awarded under the Park National Corporation Stock Plan for Non-Employee Directors of Park National Corporation and Subsidiaries (the “Directors’ Stock Plan”).  Each non-employee director receives $1,000 for each meeting of the Park Board of Directors attended and $400 for each meeting of a committee of the Park Board of Directors attended.  If the date of a meeting of the full Board of Directors is changed from that provided for by resolution of the Board and a non-employee director is not able to attend the rescheduled meeting, he or she receives the meeting fee as though he or she attended the meeting.  In addition, each member of the Executive Committee of the Park Board of Directors receives a $2,500 annual cash retainer and each member of the Audit Committee of the Park Board of Directors (other than the Chair) receives a $2,000 annual cash retainer.  The Chair of the Audit Committee receives a $5,000 annual cash retainer.

Each non-employee director of Park also serves on the board of directors of either Park National Bank or one of the divisions of Park National Bank, and receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of 60 common shares of Park awarded under the Directors’ Stock Plan and, in some cases, a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of Park National Bank or the applicable division of Park National Bank (and committees of the respective boards).

In addition to the annual retainers and meeting fees discussed above, non-employee directors also receive reimbursement of all reasonable travel and other expenses of attending board and committee meetings.

C. Daniel DeLawder, Harry O. Egger, William T. McConnell, William A. Phillips and David L. Trautman receive no compensation for:  (i) serving as a member of the Board of Directors of Park; (ii) serving as a member of Park National Bank or one of its divisions; or (iii) serving as a member of any committee of the respective boards.

Split-Dollar Life Insurance Policies

Effective as of December 28, 2007, Maureen Buchwald, James J. Cullers, F. William Englefield IV, John J. O’Neill, J. Gilbert Reese, Rick R. Taylor and Leon Zazworsky entered into split-dollar agreements (the “Split-Dollar Agreements”) which amended and restated the split-dollar agreements to which they had been parties.  The Split-Dollar Agreements are intended to comply with the requirements of Section 409A of the Internal Revenue Code.

Under the terms of each Split-Dollar Agreement, Park National Bank owns the life insurance policy to which the Split-Dollar Agreement relates. Each individual party to a Split-Dollar Agreement has the right to designate the beneficiary(ies) to whom a portion of the death proceeds of the policy are to be paid in accordance with the terms of the Split-Dollar Agreement. Upon the death of the individual, his or her beneficiary(ies) will be entitled to an amount equal to the lesser of (i) $100,000 or (ii) 100% of the difference between the total death proceeds under the policy and the cash surrender value of the policy (such difference being referred to as the “Net at Risk Amount”). In no event will the amount payable to an individual’s beneficiary(ies) exceed the Net at Risk Amount in the policy as of the date of the individual’s death. Park National Bank will be entitled to any death proceeds payable under the policy remaining after payment to the individual’s beneficiary(ies).

Park National Bank maintains split-dollar life insurance policies on behalf of C. Daniel DeLawder, William T. McConnell and David L. Trautman, in their respective capacities as executive officers (and, in the case of Mr. McConnell, a former executive officer) of Park National Bank.  Park National Bank also maintains a split-dollar life insurance policy on behalf of William A. Phillips in his capacity as a former executive officer of the Century National Bank Division.  Park National Bank will receive proceeds under each policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy.  Each of Messrs. DeLawder, McConnell, Phillips and Trautman has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately two times his highest annual total compensation during his employment with Park National Bank or the Century National Bank Division, as appropriate) is to be paid.  Each policy remains in effect following the covered individual’s retirement as long as the covered individual is fully vested in the Park Pension Plan, has reached age 62, has not been employed by another financial services firm and was not terminated for cause.  If Mr. DeLawder’s share of the proceeds under his policy were computed as of December 31, 2010, his share would have been $1,911,980.  If Mr. McConnell’s share of the proceeds under his policy were computed as of December 31, 2010, his share would have been $1,455,000.  If Mr. Phillips’ share of the proceeds under his policy were computed as of December 31, 2010, his share would have been $304,301.  If Mr. Trautman’s share of the proceeds under his policy were computed as of December 31, 2010, his share would have been $1,270,880.

Park National Bank maintains a split-dollar life insurance policy on behalf of Mr. Egger, in his capacity as a former executive officer of the Security National Bank Division.  Park National Bank will receive proceeds under the policy in an amount equal to the premiums paid up to the date of death plus earnings accrued in respect of the policy since the inception of the policy.  Mr. Egger has the right to designate the beneficiary to whom his share of the proceeds under the policy (approximately three and one-half times his highest annual total compensation during his employment with the Security National Bank Division or $1,597,341) is to be paid.  Mr. Egger’s policy remained in effect following his retirement as an executive officer of the Security National Bank Division on March 31, 2003.

Change in Control Payments

None of the current directors of Park is entitled to payment of any benefits upon a change in control of Park.

Other Compensation

C. Daniel DeLawder and David L. Trautman

C. Daniel DeLawder and David L. Trautman currently serve as executive officers of Park and of Park National Bank.  Please see the discussion of their compensation as executive officers under the heading “EXECUTIVE COMPENSATION” beginning on page ___.

William T. McConnell and William A. Phillips

William T. McConnell is employed by Park National Bank in a non-executive officer capacity.  In such capacity, he received the amount of $33,000 during the 2010 fiscal year.  William A. Phillips is employed by the Century National Bank Division in a non-executive officer capacity.  In such capacity, he received the amount of $33,000 during the 2010 fiscal year.  Each of Messrs. McConnell and Phillips is eligible to participate in the employee benefit programs maintained by Park and Park National Bank (and its divisions), including medical, dental and disability insurance plans, on the same terms as all other employees of Park and Park National Bank (and its divisions).  Messrs. McConnell and Phillips no longer participate in the Park Pension Plan.  In 1998, each received a lump sum distribution in respect of the benefits payable to him in accordance with the terms of the Park Pension Plan, after reaching age 65.  Mr. McConnell has participated in the SERP and has been receiving an annual targeted benefit of $53,200.  Mr. Phillips does not participate in the SERP.  Each of Messrs. McConnell and Phillips continues to participate in the Park KSOP.

Harry O. Egger

Since July 1, 2009, Harry O. Egger has been employed by the Security National Bank Division in a non-executive officer capacity.  In such capacity, he received the amount of $33,000 during the 2010 fiscal year.  Mr. Egger is eligible to participate in the employee benefit programs maintained by Park and Park National Bank (and its divisions), including medical, dental and disability insurance plans, on the same terms as all other employees of Park and Park National Bank (and its divisions).  Although Mr. Egger is also eligible to participate in the Park KSOP, he made no elective deferral contributions during the 2010 fiscal year.

Since March 31, 2003, Mr. Egger has received and will continue to receive a monthly pension benefit under the Park Pension Plan of $6,318.86.  In addition, under the provisions of his employment agreement with Security National Bank Division (the term of which ended March 31, 2003), Mr. Egger receives an annual supplemental retirement benefit in the amount of $153,320, which he will be paid for the remainder of his life.

Director Compensation for 2010

The following table summarizes the compensation paid by Park to each individual who served as a non-executive officer director of Park during the 2010 fiscal year for service on the Board of Directors of Park and the board of directors of Park National Bank or a division of Park National Bank.  Dollar amounts have been rounded up to the nearest whole dollar.

Director Compensation for 2010

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Maureen Buchwald	16,000	11,531	0		1,849	(3)	29,380
James J. Cullers	14,350	11,531	0		2,095	(3)	27,976
Harry O. Egger	0	0	6,892	(4)	40,124	(5)	47,016
F. William Englefield IV	26,300	11,531	0		175	(3)	38,006
Stephen J. Kambeitz	19,600	11,531	0		0		31,131
William T. McConnell	0	0	0		51,541	(6)	51,541
Timothy S. McLain	18,500	11,531	0		0		30,031
John J. O’Neill	21,300	11,531	0		14,430	(3)	47,261
William A. Phillips	0	0	0		39,417	(7)	39,417
Rick R. Taylor	11,600	11,531	0		314	(3)	23,445
Sarah Reese Wallace	10,600	11,531	0		0		22,131
Leon Zazworsky	33,000	11,531	0		284	(3)	44,815

(1)           C. Daniel DeLawder, Park’s Chairman of the Board and Chief Executive Officer, and David L. Trautman, Park’s President and Secretary, are not included in this table as they are executive officers of Park and Park National Bank and thus receive no compensation for their services as directors.  The compensation received by Messrs. DeLawder and Trautman as executive officers of Park and Park National Bank is shown in the Summary Compensation Table for 2010 on page ___.

(2)           Represents the closing price of Park’s common shares on NYSE Amex on October 18, 2010 ($64.06) times the number of common shares granted on that date in the form of an annual retainer under the Directors’ Stock Plan.  This amount also represents the grant date fair value of the common shares awarded computed in accordance with FASB ASC Topic 718.  The following individuals received 180 common shares of Park as an annual retainer:  Maureen Buchwald; James J. Cullers; F. William Englefield IV; Stephen J. Kambeitz; Timothy S. McLain; John J. O’Neill; Rick R. Taylor; Sarah Reese Wallace; and Leon Zazworsky.

(3)           Reflects the amount of premium deemed to have been paid on behalf of the named individual under the split-dollar life insurance policy maintained on his or her behalf.

(4)           During the 2010 fiscal year, earnings in the amount of $6,892 were accrued in respect of the cumulative amount which has been deferred for Mr. Egger’s account under the Security National Bank and Trust Co. Second Amended and Restated 1988 Deferred Compensation Plan (the “Security Deferred Compensation Plan”).  The proceeds of Mr. Egger’s deferred compensation account will be distributed to him in cash upon the termination of his service on the Board of Directors of the Security National Bank Division.  As of December 31, 2010, the cumulative amount accrued for Mr. Egger’s account under the Security Deferred Compensation Plan was $817,716.

The aggregate change in the actuarial present value of Mr. Egger’s accumulated benefits under the Park Pension Plan and the terms of his employment agreement providing for an annual supplemental retirement benefit, determined using interest rate and mortality rate assumptions consistent with those in Park’s consolidated financial statements, increased by $11,641 during the 2010 fiscal year.  During the 2010 fiscal year, Mr. Egger received pension benefits under the Park Pension Plan in the aggregate amount of $75,826 and a supplemental retirement benefit under the terms of his employment agreement in the amount of $153,320, which amounts are not included in the amounts shown in this table since these benefits were earned in his capacity as an employee of the Security National Bank Division.

(5)           Represents the sum of:  (i) $7,124, reflecting the amount of premium deemed to have been paid on behalf of Mr. Egger under the split-dollar life insurance policy maintained on his behalf by the Security National Bank Division; and (ii) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of the Security National Bank Division during the 2010 fiscal year.

(6)           Represents the sum of:  (i) $11,902, reflecting the amount of premium deemed to have been paid on behalf of Mr. McConnell under the split-dollar life insurance policy maintained on his behalf by Park National Bank; (ii) $4,576, reflecting the amount of premium deemed to have been paid on behalf of Mr. McConnell under the split-dollar life insurance policy which funds his account under the SERP (and his SERP Agreement); (iii) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of Park National Bank during the 2010 fiscal year; and (iv) $2,063, representing the contribution to the Park KSOP on Mr. McConnell’s behalf to match his 2010 pre-tax elective deferral contributions.  During the 2010 fiscal year, Mr. McConnell received an annual targeted benefit under his SERP Agreement of $53,200, which amount is not included in the amounts shown in this table since this benefit was earned in his capacity as executive officer and employee of Park and Park National Bank prior to reaching age 62.

(7)           Represents the sum of:  (i) $5,180, reflecting the amount of premium deemed to have been paid on behalf of Mr. Phillips under the split-dollar life insurance policy maintained on his behalf by Park National Bank; (ii) $33,000, reflecting the amount he received in his capacity as a non-executive officer employee of the Century National Bank Division during the 2010 fiscal year; and (iii) $1,237, representing the contribution to the Park KSOP on Mr. Phillip’s behalf to match his 2010 pre-tax elective deferral contributions.

PROPOSAL 3 – AMENDMENT TO ARTICLE SIXTH OF PARK’S ARTICLES OF INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS

On February 8, 2011, the Board of Directors adopted resolutions declaring it advisable and in the best interests of Park and its shareholders that Article SIXTH of Park’s Articles of Incorporation be amended in order to eliminate preemptive rights and unanimously proposing and recommending to Park’s shareholders that the proposed amendment be adopted.  The proposed amendment to Article SIXTH (the “Proposed Amendment”) is set forth below under the caption “Proposed Amendment”.

Description of Preemptive Rights and Purpose of the Proposed Amendment

The Board of Directors is recommending that shareholders vote “FOR” the adoption of the proposed amendment because the Board believes that eliminating preemptive rights will enable Park to raise capital more efficiently and with fewer costs.  At the same time, the Board of Directors believes that the historical protection that preemptive rights offered to shareholders is not necessary to protect the shareholders of a public company, such as Park, against dilution of their voting power.

Under Article SIXTH of Park’s Articles of Incorporation as currently in effect, the holders of any class of Park shares have the preemptive right, upon the offering or sale of any shares of the same class, to purchase such shares pro rata based on their existing holdings at the price fixed for the sale of the shares, with limited exemptions.  Holders of Series A Preferred Shares do not, however, have preemptive rights pursuant to the provisions included in Annex A to Section I of Article FOURTH of Park’s Articles of Incorporation.  Holders of Park common shares do have preemptive rights unless the common shares that are offered or sold are:

•	treasury shares;

•	issued as a share dividend or distribution;

•
offered or sold in connection with any merger or consolidation to which Park is a party or any acquisition of, or investment in, another corporation, partnership, proprietorship or other business entity or its assets by Park, whether directly or indirectly, by any means;

•
offered or sold pursuant to the terms of a stock option plan or employee benefit, compensation or incentive plan that has been approved by the holders of three-fourths of the issued and outstanding shares of Park having the authority to vote thereon; or

•	released from preemptive rights by the affirmative vote or written consent of holders of two-thirds of the shares entitled to preemptive rights.

The Board of Directors believes it is important to maintain maximum flexibility to raise capital from any appropriate source.  The primary effect of current Article SIXTH is to restrict Park’s ability to utilize the most effective means to raise equity capital in a timely and efficient manner.  Park was able to rely upon the exception from preemptive rights for the offering and sale of treasury shares when it sold common shares in its capital raising activities in 2009 and 2010.  In each case, Park’s Board of Directors or the Executive Committee of the Board approved the terms and conditions under which the common shares were sold.  As of February 25, 2011, the number of common shares held by Park as treasury shares which are not already reserved for issuance upon the exercise of outstanding warrants or employee stock options was __________.

The elimination of preemptive rights will give Park greater flexibility in raising additional capital if necessary and an enhanced ability to negotiate the most favorable terms in light of the then prevailing circumstances and market conditions.  Park’s Board of Directors or the Executive Committee of the Board must approve the terms and conditions under which any common shares are sold by Park.  However, it can be costly and time consuming to notify each shareholder of the shareholder’s preemptive rights, and the process can cause expensive delay in any stock issuance.  Similarly, there would be costs and delays associated with holding a meeting of the shareholders for the purpose of releasing preemptive rights in respect of a proposed stock issuance  Given the size of Park’s shareholder base and the fact that its common shares are publicly traded, the Board of Directors believes that having preemptive rights in Park’s Articles of Incorporation prevents Park from taking full advantage of the public trading markets and restricts Park’s ability to raise capital in an efficient manner.

Preemptive rights were originally developed in the United States during the 19th century.  However, during the 20th century, many public companies abandoned these rights.  In fact, in 2000, Section 1701.15 of the Ohio General Corporation Law was amended to provide that shareholders of an Ohio corporation do not have preemptive rights unless such rights are expressly granted in the corporation’s articles of incorporation.  However, Ohio corporations formed prior to March 16, 2000, such as Park, would continue to have preemptive rights, unless the shareholders amend (or had previously amended) the articles of incorporation to eliminate preemptive rights.

The original purpose of preemptive rights was to prevent a corporation or a majority of shareholders of the corporation from diluting a minority shareholder’s interest.  Although these rights may be beneficial in the context of a small, privately-held company, they present a cumbersome restriction on the ability of a public company to issue and sell shares for corporate purposes.  Moreover, unlike a minority shareholder in a private company, a shareholder of a public company can prevent dilution of the shareholder’s voting power simply by purchasing more shares on the open market.

Few public companies which have a shareholder base the size of Park’s still provide preemptive rights to their shareholders.  The Board of Directors has been advised that preemptive rights are rare among similarly-sized public companies because the related loss of flexibility in raising capital is widely recognized as undesirable.  Thus, the Board of Directors believes that eliminating preemptive rights will enhance shareholder value by enhancing Park’s access to the capital markets.

Proposed Amendment

If adopted by the shareholders, Article SIXTH of Park’s Articles of Incorporation would be amended to read as follows:

SIXTH:  No holder of any share or shares of any class issued by the Corporation shall be entitled as such, as a matter of right, at any time, to subscribe for or purchase (A) shares of any class issued by the Corporation, now or hereafter authorized, (B) securities of the Corporation convertible into or exchangeable for shares of any class issued by the Corporation, now or hereafter authorized, or (C) securities of the Corporation to which shall be attached or appertain any rights or options, whether by the terms of such securities or in the contracts, warrants or other instruments (whether transferable or non-transferable or separable or inseparable from such securities) evidencing such rights or options, entitling the holders thereof to subscribe for or purchase shares of any class issued by the Corporation, now or hereafter authorized; except such rights to subscribe for or purchase, at such prices and according to such terms and conditions as the Board of Directors of the Corporation may, from time to time, approve and authorize in its discretion.

If the proposed amendment to Article SIXTH is adopted by Park’s shareholders at the Annual Meeting, Park will file with the Secretary of State of the State of Ohio, as soon as reasonably practicable after the Annual Meeting, a certificate of amendment evidencing such adoption, and the amendment will be effective as of the date of such filing.

Recommendation and Vote Required

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF PARK VOTE “FOR” ADOPTION OF THE AMENDMENT TO ARTICLE SIXTH OF PARK’S ARTICLES OF INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS.

The affirmative vote of two-thirds of the outstanding common shares is required to adopt the amendment to Article SIXTH of Park’s Articles of Incorporation to eliminate preemptive rights.  Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the proposal.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Horwath LLP, together with its predecessor Crowe Chizek and Company LLC (“Crowe Horwath”), has served as Park’s independent registered public accounting firm since March 15, 2006.  Crowe Horwath audited Park’s consolidated financial statements as of and for the fiscal year ended December 31, 2010 and the effectiveness of Park’s internal control over financial reporting as of December 31, 2010.  Representatives of Crowe Horwath are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The appointment of Park’s independent registered public accounting firm is made annually by the Audit Committee.  Park has determined to submit the appointment of the independent registered public accounting firm to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of Park’s consolidated financial statements and internal control over financial reporting.  Before appointing Crowe Horwath, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for Park and the audit scope.

Recommendation and Vote Required

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF PARK VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH.

The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of Crowe Horwath as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The effect of an abstention is the same as a vote “AGAINST”.  Even if the appointment of Crowe Horwath is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Crowe Horwath and to engage another firm if the Audit Committee determines such action is necessary or desirable.  If the appointment of Crowe Horwath is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended December 31, 2010

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of four directors, each of whom qualifies as an independent director under the applicable NYSE Amex Rules and SEC Rule 10A-3.  The Audit Committee operates under the Audit Committee Charter adopted by Park’s Board of Directors.  The Audit Committee is responsible for assisting the Board of Directors in the oversight of the accounting and financial reporting processes of Park and Park’s subsidiaries.  In particular, the Audit Committee assists the Board of Directors in overseeing:  (i) the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting; (ii) the legal compliance and ethics programs established by Park’s management and the Board of Directors; (iii) the qualifications and independence of Park’s independent registered public accounting firm; (iv) the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department; and (v) the annual independent audit of Park’s consolidated financial statements.  The Audit Committee is responsible for the appointment, compensation and oversight of the work of Park’s independent registered public accounting firm.  Crowe Horwath was appointed to serve as Park’s independent registered public accounting firm for the 2010 fiscal year.

During the 2010 fiscal year, the Audit Committee met ten times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC with Park’s management and Crowe Horwath prior to public release.

Park’s management has the primary responsibility for the preparation, presentation and integrity of Park’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by Park and Park’s subsidiaries and for the accounting and financial reporting processes, including the establishment and maintenance of adequate systems of disclosure controls and procedures and internal control over financial reporting.  Management also has the responsibility for the preparation of an annual report on management’s assessment of the effectiveness of Park’s internal control over financial reporting.  Park’s independent registered public accounting firm is responsible for performing an audit of Park’s annual consolidated financial statements and Park’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report thereon based on such audit and for reviewing Park’s unaudited interim consolidated financial statements.  The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.

In discharging its oversight responsibilities, the Audit Committee regularly met with Park’s management, Crowe Horwath and Park’s internal auditors throughout the year.  The Audit Committee often met with each of these groups in executive session.  Throughout the relevant period, the Audit Committee had full access to management as well as to Crowe Horwath and Park’s internal auditors.  To fulfill its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed the work performed by Park’s Internal Audit Department;

•
monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable regulatory requirements, reviewed a report from management and Park’s Internal Audit Department regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed an audit report from Crowe Horwath regarding Park’s internal control over financial reporting;

•
reviewed the audit plan and scope of the audit with Crowe Horwath and discussed with Crowe Horwath the matters required to be discussed by auditing standards generally accepted in the United States, including those described in Statement on Auditing Standards No. 61, as amended;

•	reviewed and discussed with management and Crowe Horwath the consolidated financial statements of Park for the 2010 fiscal year;

•
reviewed management’s representations that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and fairly present the consolidated results of operations and financial position of Park and Park’s subsidiaries;

•
received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Audit Committee concerning independence, and has discussed with Crowe Horwath that firm’s independence;

•
reviewed all audit and non-audit services performed for Park and Park’s subsidiaries by Crowe Horwath and considered whether the provision of non-audit services was compatible with maintaining that firm’s independence from Park and Park’s subsidiaries; and

•	discussed with management and Park’s Internal Audit Department Park’s systems to monitor and manage business risk, and Park’s legal and ethical compliance programs.

Management’s Representations and Audit Committee Recommendation

Park’s management has represented to the Audit Committee that Park’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2010, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and Crowe Horwath.

Based on the Audit Committee’s discussions with Park’s management and Crowe Horwath and the Audit Committee’s review of the report of Crowe Horwath to the Audit Committee, the Audit Committee recommended to the full Board of Directors that Park’s audited consolidated financial statements be included in Park’s 2010 Annual Report and incorporated therefrom into Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Submitted by the members of the Audit Committee:

Stephen J. Kambeitz (Chair)
Maureen Buchwald
Timothy S. McLain
Leon Zazworsky

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by Park in order to ensure that those services do not impair that firm’s independence from Park.  The SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by Park’s independent registered public accounting firm to Park or any of Park’s subsidiaries.  The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and Park’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC rules governing the independence of the independent registered public accounting firm.

Fees of Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Crowe Horwath for the 2010 fiscal year and the 2009 fiscal year were approximately $548,500 and $550,000, respectively.  These amounts include fees for professional services rendered by Crowe Horwath in connection with the audit of Park’s consolidated financial statements and internal control over financial reporting and reviews of the consolidated financial statements included in Park’s Quarterly Reports on Form 10-Q.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Crowe Horwath for the 2010 fiscal year were approximately $36,300.  This amount includes fees for audits of the Park Pension Plan and the Park KSOP for the 2010 fiscal year, audits of escrow accounts maintained by the title agency subsidiary of Park, and services related to performing accounting due diligence and providing the required consent in connection with a securities offering by Park during the 2010 fiscal year pursuant to an already effective shelf registration statement.

The aggregate fees for audit-related services rendered by Crowe Horwath for the 2009 fiscal year were approximately $108,470.  This amount includes fees for audits of the Park Pension Plan and the Park KSOP for the 2009 fiscal year, audits of escrow accounts maintained by the title agency subsidiary of Park, and services related to performing accounting due diligence and providing required consents and comfort letters in connection with securities offerings pursuant to two automatic shelf registration statements filed by Park during the 2009 fiscal year.

Tax Fees

The aggregate fees for tax services rendered by Crowe Horwath for the 2010 fiscal year and 2009 fiscal year were approximately $76,900 and $77,100, respectively, and primarily pertain to the preparation of federal and state tax returns for Park and Park’s subsidiary banks in each year.

All Other Fees

The fees pertaining to other services rendered by Crowe Horwath for the 2009 fiscal year totaled approximately $12,647.  These fees were for internal controls software, risk management software and consulting services provided by Crowe Horwath.  For the 2010 fiscal year, Crowe Horwath rendered no services other than those described under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees”.

All of the services rendered to Park and Park’s subsidiaries by Crowe Horwath for the 2010 fiscal year and the 2009 fiscal year had been pre-approved by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2012 Annual Meeting of Shareholders must be received by the Secretary of Park no later than November 9, 2011, to be eligible for inclusion in Park’s proxy, notice of meeting, proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2012 Annual Meeting.  Park will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board of Directors.  If a shareholder intends to present a proposal at the 2012 Annual Meeting of Shareholders without inclusion of that proposal in Park’s proxy materials and written notice of the proposal is not received by the Secretary of Park by January 23, 2012, or if Park meets other requirements of the applicable SEC rules, the proxies solicited by the Board of Directors for use at the 2012 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2012 Annual Meeting.

In each case, written notice must be given to Park’s Secretary, whose name and address are:

David L. Trautman
Secretary
Park National Corporation
50 North Third Street
Post Office Box 3500
Newark, Ohio  43058-3500

Shareholders desiring to nominate candidates for election as directors at the 2012 Annual Meeting must follow the procedures described under the heading “Nominating Procedures” beginning on page ___.

FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Registered shareholders can reduce the costs incurred by Park in mailing proxy materials by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials electronically via electronic mail or the Internet.  To register for electronic delivery of future proxy materials, log onto www.parknationalcorp.com and follow the instructions for “Electronic Delivery of Proxy Materials.”  You will be responsible for any fees or charges you would typically pay for access to the Internet.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this proxy statement.  However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

It is important that your proxy card be completed, signed, dated and returned promptly.  If you do not expect to attend the Annual Meeting in person, please complete, sign, date and return your proxy card in the postage-prepaid envelope provided as promptly as possible.  Alternatively, refer to the instructions on the proxy card, or in the e-mail sent to you if you registered for electronic delivery of the proxy materials for the Annual Meeting, for details about transmitting your voting instructions via the Internet or by telephone.

By Order of the Board of Directors,

March 9, 2011	DAVID L. TRAUTMAN
President and Secretary

Preliminary copy - Subject to Completion, February 16, 2011

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Saving Time, on April 17, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Park National Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports and Notices of Internet Availability of Proxy Materials, as applicable, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Saving Time, on April 17, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M29865-P05453 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PARK NATIONAL CORPORATION

Your Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below:

____

Nominees:

01) C. Daniel DeLawder
02) Harry O. Egger
03) F. William Englefield IV
04) Stephen J. Kambeitz
05) John J. O'Neill

Vote on Proposals

Your Board of Directors recommends you vote FOR each of the following proposals:

	For	Against	Abstain
2. Approval, by non-binding advisory vote, of compensation of the Company's executive officers as disclosed in Proxy Statement for the Annual Meeting.	☐	☐	☐
3. Adoption of amendment to Article SIXTH of the Company's Articles of Incorporation to eliminate preemptive rights.	☐	☐	☐
4. Ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

The undersigned shareholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment.

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofore given by the signer to vote at the Annual Meeting or any adjournments thereof. Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign the entity's name. Joint owners must each sign individually.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owner) Date

Preliminary copy - Subject to Completion, February 16, 2011

M29866-P05453

PARK NATIONAL CORPORATION
Proxy for Annual Meeting of Shareholders
April 18, 2011 at 2:00 P.M., Eastern Daylight Saving Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The holder(s) of common shares of Park National Corporation (the "Company") identified on this proxy card hereby appoint(s) James J. Cullers and Leon Zazworsky, and each of them, with power to act without the other and with power of substitution, the proxies of the shareholder(s) and hereby authorize(s) them to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 18, 2011, at 2:00 p.m., Eastern Daylight Saving Time, and any adjournment, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment. **Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card will be voted "FOR" the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law; "FOR" the approval, by non-binding advisory vote, of the compensation of the Company's executive officers as disclosed in the Proxy Statement for the Annual Meeting, to the extent permitted by applicable law; "FOR" the adoption of the amendment to Article SIXTH of the Company's Articles of Incorporation, to the extent permitted by applicable law; and "FOR" the ratification of the appointment of Crowe Horwath LLP. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote the common shares represented by this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.**

If common shares are allocated to the account of a shareholder under the Park National Corporation Employees Stock Ownership Plan (the "KSOP"), then the shareholder hereby directs the Trustee of the KSOP to vote all of the common shares of the Company allocated to such account under the KSOP in accordance with the instructions given herein, at the Company's Annual Meeting and at any adjournment, on the matters set forth on the reverse side. **If no instructions are given, the common shares allocated to the shareholder's account under the KSOP will be voted by the Trustee of the KSOP pro rata in accordance with the instructions received from other participants in the KSOP who have voted.**

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the April 18, 2011 Annual Meeting, as well as the Company's 2010 Annual Report.

Continued and to be signed and dated on reverse side